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                   AMENDED AND RESTATED CREDIT AGREEMENT

                                 among

                              ELDERTRUST,

                 ELDERTRUST OPERATING LIMITED PARTNERSHIP,

                             VARIOUS BANKS,

                                  and

                   WACHOVIA BANK, NATIONAL ASSOCIATION,

                        as ADMINISTRATIVE AGENT

                   __________________________________

                      Dated as of August 30, 2002

                   __________________________________

                             $7,500,000

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[AMENDED AND RESTATED CREDIT AGREEMENT]

                            TABLE OF CONTENTS


                                                                Page

                                 ARTICLE I
                         AMOUNT AND TERMS OF CREDIT

     Section 1.01   The Commitments...............................1
     Section 1.02   Minimum Amount of Each Borrowing..............2
     Section 1.03   Notice of Borrowing...........................2
     Section 1.04   Disbursement of Funds.........................2
     Section 1.05   Notes.........................................3
     Section 1.06   Conversions...................................4
     Section 1.07   Pro Rata Borrowings...........................4
     Section 1.08   Interest......................................4
     Section 1.09   Interest Periods..............................5
     Section 1.10   Increased Costs, Illegality, etc.
                    in Respect of Loans...........................6
     Section 1.11   Compensation..................................8
     Section 1.12   Change of Lending Office......................8

                                ARTICLE II
                       FEES; REDUCTIONS OF COMMITMENT

     Section 2.01   Fees..........................................8
     Section 2.02   (Intentionally Omitted).......................8
     Section 2.03   Mandatory Termination of Commitments;
                    Extension of Maturity Date....................9

                               ARTICLE III
                       PREPAYMENTS; PAYMENTS; TAXES

     Section 3.01   Voluntary Prepayments........................10
     Section 3.02   Mandatory Repayments.........................11
     Section 3.03   Method and Place of Payment..................12
     Section 3.04   Net Payments; Taxes..........................12

                              ARTICLE IV
                 CONDITIONS PRECEDENT TO EFFECTIVE DATE

     Section 4.01   Execution of Agreement; Notes................14
     Section 4.02   Fees, etc....................................14
     Section 4.03   Opinions of Counsel..........................14
     Section 4.04   Corporate and Partnership Documents;
                    Proceedings; etc.............................14
     Section 4.05   Control Agreement for Reserve Account........15

                                   S-1

     Section 4.06   (Intentionally Omitted)......................15
     Section 4.07   Pledge and Security Agreement and
                     Security Agreement..........................15
     Section 4.08   Subsidiaries Guaranty........................16
     Section 4.09   Mortgages; Title Insurance; Surveys; etc.....16
     Section 4.10   (Intentionally Omitted)......................17
     Section 4.11   Adverse Change, etc..........................17
     Section 4.12   Litigation...................................17
     Section 4.13   Information on Borrowing Base
                     Properties, etc.............................17
     Section 4.14   Solvency Certificate.........................18
     Section 4.15   Pro Forma Balance Sheets.....................18
     Section 4.16   Initial Borrowing Base Certificate...........18
     Section 4.17   No Default; Representations and Warranties...18

                                ARTICLE V
                    CONDITIONS PRECEDENT TO ALL LOANS

     Section 5.01   No Default; Representations and Warranties...19
     Section 5.02   Notice of Borrowing..........................19
     Section 5.03   Property Information; etc....................19
     Section 5.04   Certain Requirements with Respect to Loans...19
     Section 5.05   Subsequent Legal Opinions....................20

                               ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES

     Section 6.01   Status.......................................20
     Section 6.02   Power and Authority..........................21
     Section 6.03   No Violation.................................21
     Section 6.04   Governmental Approvals.......................21
     Section 6.05   Financial Statements; Financial Condition;
                     Undisclosed Liabilities; Projections; etc...22
     Section 6.06   Litigation...................................23
     Section 6.07   True and Complete Disclosure.................23
     Section 6.08   Use of Proceeds; Margin Regulations..........23
     Section 6.09   Tax Returns and Payments.....................24
     Section 6.10   Compliance with ERISA........................24
     Section 6.11   The Security Documents.......................25
     Section 6.12   Status as REIT...............................26
     Section 6.13   Properties...................................27
     Section 6.14   Healthcare Matters...........................27
     Section 6.15   Subsidiaries.................................28
     Section 6.16   Compliance with Statutes, etc................28
     Section 6.17   Investment Company Act.......................28
     Section 6.18   Public Utility Holding Company Act...........28
     Section 6.19   Environmental Matters........................29

     Section 6.20   Labor Relations..............................29
     Section 6.21   Intellectual Property........................29
     Section 6.22   Indebtedness.................................30
     Section 6.23   Operating Leases; Ground Leases..............30

                               ARTICLE VII
                          AFFIRMATIVE COVENANTS

     Section 7.01   Information Covenants........................30
     Section 7.02   Books, Records and Inspections...............33
     Section 7.03   Maintenance of Property; Insurance...........34
     Section 7.04   Corporate Franchises.........................36
     Section 7.05   Compliance with Statutes, etc................36
     Section 7.06   Compliance with Environmental Laws...........37
     Section 7.07   ERISA........................................37
     Section 7.08   End of Fiscal Years; Fiscal Quarters.........39
     Section 7.09   Performance of Obligations...................39
     Section 7.10   Payment of Taxes.............................39
     Section 7.11   Reserve Account..............................39
     Section 7.12   Certain Partnerships.........................41
     Section 7.13   Operating Leases.............................41
     Section 7.14   Lien Waivers; etc............................41
     Section 7.15   Appraisals...................................41
     Section 7.16   Casualty and Condemnation; Restoration.......42
     Section 7.17   REIT Requirements............................48
     Section 7.18   Syndication Cooperation......................48

                              ARTICLE VIII
                           NEGATIVE COVENANTS

     Section 8.01   Liens........................................49
     Section 8.02   Consolidation, Merger, Purchase or
                     Sale of Assets, etc.........................51
     Section 8.03   Dividends....................................53
     Section 8.04   Indebtedness.................................54
     Section 8.05   Advances, Investments and Loans..............55
     Section 8.06   Transactions with Affiliates.................56
     Section 8.07   Capital Expenditures.........................56
     Section 8.08   Minimum Tangible Net Worth...................56
     Section 8.09   Total Leverage Ratio.........................57
     Section 8.10   Minimum Interest Coverage Ratio..............57
     Section 8.11   Minimum Fixed Charge Coverage Ratio..........57
     Section 8.12   Public REIT Status...........................57
     Section 8.13   Limitation on Creation of Subsidiaries.......57
     Section 8.14   Limitation on Payments of Certain
                     Indebtedness; Modifications of Certain
                     Indebtedness; Modifications of Certificate
                     of Incorporation, By-Laws and Certain
                     Agreements; etc.............................57

     Section 8.15   Limitation on Certain Restrictions on
                     Subsidiaries................................58
     Section 8.16   Limitation on Issuance of Capital Stock......58
     Section 8.17   Business.....................................58
     Section 8.18   Borrowing Base...............................58

                               ARTICLE IX
                            EVENTS OF DEFAULT

     Section 9.01   Payments.....................................59
     Section 9.02   Representations, etc.........................59
     Section 9.03   Covenants....................................59
     Section 9.04   Default Under Other Agreements...............59
     Section 9.05   Bankruptcy, etc..............................59
     Section 9.06   ERISA........................................60
     Section 9.07   Security Documents...........................61
     Section 9.08   Guaranty.....................................61
     Section 9.09   Judgments....................................61
     Section 9.10   Change of Control............................61

                               ARTICLE X
                    DEFINITIONS AND ACCOUNTING TERMS

     Section 10.01   Defined Terms...............................62

                              ARTICLE XI
                       THE ADMINISTRATIVE AGENT

     Section 11.01   Appointment.................................81
     Section 11.02   Nature of Duties............................81
     Section 11.03   Lack of Reliance on the Administrative
                      Agent......................................81
     Section 11.04   Certain Rights of the Administrative Agent..82
     Section 11.05   Reliance....................................82
     Section 11.06   Indemnification.............................82
     Section 11.07   The Administrative Agent in its
                      Individual Capacity........................83
     Section 11.08   Holders.....................................83
     Section 11.09   Resignation by the Administrative Agent;
                      Removal of the Administrative Agent........83

                              ARTICLE XII
                             MISCELLANEOUS

     Section 12.01   Payment of Expenses, etc....................84
     Section 12.02   Right of Setoff.............................85
     Section 12.03   Notices.....................................85
     Section 12.04   Benefit of Agreement........................86

     Section 12.05   No Waiver; Remedies Cumulative..............87
     Section 12.06   Payments Pro Rata...........................88
     Section 12.07   Calculations; Computations..................88
     Section 12.08   GOVERNING LAW; SUBMISSION TO JURISDICTION;
                      VENUE; WAIVER OF JURY TRIAL................88
     Section 12.09   Counterparts................................89
     Section 12.10   Effectiveness...............................90
     Section 12.11   Headings Descriptive........................90
     Section 12.12   Amendment or Waiver; etc....................90
     Section 12.13   Survival....................................91
     Section 12.14   Domicile of Loans...........................91
     Section 12.15   Confidentiality.............................91
     Section 12.16   Register....................................92
     Section 12.17   Commercial Loan Transactions................92
     Section 12.18   Servicing of Loans..........................92

                              ARTICLE XIII
                             PARENT GUARANTY

     Section 13.01   The Guaranty................................93
     Section 13.02   Bankruptcy..................................93
     Section 13.03   Nature of Liability.........................93
     Section 13.04   Independent Obligation......................93
     Section 13.05   Authorization...............................94
     Section 13.06   Reliance....................................95
     Section 13.07   Subordination...............................95
     Section 13.08   Waiver......................................95
     Section 13.09   Nature of Liability.........................96


  SCHEDULE I         Commitments
  SCHEDULE II        Bank Addresses
  SCHEDULE III       Borrowing Base Properties
  SCHEDULE IV        Subsidiaries
  SCHEDULE V         Existing Indebtedness
  SCHEDULE VI        Insurance
  SCHEDULE VII       Existing Liens
  SCHEDULE VIII      Requirements for Determining Market Value
  SCHEDULE IX        Litigation
  SCHEDULE X         Unconsolidated Subsidiaries

  EXHIBIT A          Notice of Borrowing
  EXHIBIT B-1        Note
  EXHIBIT B-2        (Intentionally Omitted)
  EXHIBIT C          Section 3.04(b)(ii) Certificate

  EXHIBIT D         Opinion of Hogan & Hartson L.L.P.
  EXHIBIT E         Officers' Certificate
  EXHIBIT F-1       (Intentionally Omitted)
  EXHIBIT F-2       Pledge and Security Agreement
  EXHIBIT G         Security Agreement
  EXHIBIT H         Subsidiaries Guaranty
  EXHIBIT I-1       Mortgage Amendment
  EXHIBIT I-2       Mortgage for Phillipsburg Property
  EXHIBIT J         Officer's Solvency Certificate
  EXHIBIT K         (Intentionally Omitted)
  EXHIBIT L         Borrowing Base Certificate
  EXHIBIT M-1       Quarterly Borrowing Base Property Financial Report
  EXHIBIT N         Quarterly Cash Flow Report
  EXHIBIT O	        Subordination Provisions
  EXHIBIT P         Assignment and Assumption Agreement
  EXHIBIT Q         (Intentionally Omitted)
  EXHIBIT R         Completion Certificate

[AMENDED AND RESTATED CREDIT AGREEMENT]

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 30, 2002, among ELDERTRUST, a Maryland real estate investment trust (the "REIT"), ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the Banks party hereto from time to time, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).

                            W I T N E S S E T H :

     WHEREAS, the REIT, the Borrower, various banks, Deutsche Bank AG, New York Branch, as issuing bank, and German American Capital Corporation, as administrative agent entered into a Credit Agreement dated as of January 30, 1998, as amended by First Amendment to Credit Agreement dated as of January 29, 1999, Second Amendment to Credit Agreement dated as of March 31, 1999, Third Amendment to Credit Agreement dated as of January 3, 2000 and Fourth Amendment to Credit Agreement dated as of January 31, 2001 (as so amended, the "Existing Credit Agreement"), pursuant to which the banks party thereto (the "Existing Banks") agreed to make certain loans to the Borrower and issue certain letters of credit for the account of the Borrower upon the terms and conditions set forth therein;

     WHEREAS, the Existing Banks have assigned their rights and interests under the Existing Credit Agreement and related documents to the Banks pursuant to a General Assignment and Assumption dated as of the date hereof;

     WHEREAS, the REIT, the Borrower, the Banks and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as hereinafter provided. NOW, THEREFORE, IT IS AGREED that the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                ARTICLE I
                        AMOUNT AND TERMS OF CREDIT

     Section 1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, to make a revolving loan or revolving loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Loans comprising the same Borrowing shall at all times be of the same
Type, (ii) may be repaid and reborrowed at any time in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which equals the lesser of (x) the Total Commitment at such time and (y) the Borrowing Base at

                                   S-1

such time. Notwithstanding anything contained in this Agreement to the contrary, the Loans shall be made initially to pay the outstanding principal balance, accrued and unpaid interest and other amounts due to the Existing Banks under the Existing Credit Agreement and to pay closing and other costs associated with the preparation, negotiation and execution of the Credit Documents and the initial funding of the Loans, up to an amount not to exceed $3,700,000. The Banks shall have no further obligation to make any Loans to the Borrower, regardless of the amount of any unutilized portion of their respective Commitments, unless the Administrative Agent in its sole and absolute discretion approves each such Loan and unless the other applicable conditions precedent of this Agreement are satisfied.

     Section 1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount and multiples of $10,000 in excess of the Minimum Borrowing Amount. Not more than one Borrowing may occur on the same date and at no time shall there be outstanding more than six(6) Borrowings of Eurodollar Loans.

     Section 1.03 Notice of Borrowing.  (a) Whenever the Borrower
desires to incur a Borrowing of Loans, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given
before 11:00 A.M. (New York time) on such day.   Each such written
notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the specific uses to be made of the proceeds of such Loans and (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans (and if Eurodollar Loans, the initial Interest Period). The Administrative Agent shall promptly give each Bank facsimile or other written notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. Notwithstanding anything to the contrary contained in this Agreement, unless the Administrative Agent otherwise agrees, no more than three (3) Notices of Borrowing may be given in any 30 consecutive day period.

     (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing.

     Section 1.04 Disbursement of Funds.  No later than 2:00 P.M. (New
York time) on the date specified in each Notice of Borrowing, each Bank which has received the notice referred to in the next to last sentence of Section 1.03(a) will disburse its pro rata portion of each Borrowing requested to be made on such date. All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will promptly disburse to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to disburse to the Administrative Agent such Bank's portion of any Borrowing to be made on such date (which notice the Administrative Agent shall promptly provide to the Borrower), the Administrative Agent may assume that such Bank has disbursed such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, disburse to the Borrower a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall within one Business Day thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was disbursed by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08.
Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

     Section 1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank to the Borrower shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes"). The Note issued by the Borrower to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its assigns reflected in the Register and be dated the Effective
Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Commitment of such Bank (or, if issued after the termination of such Commitment, be in a stated principal amount equal to the outstanding
Loans of such Bank at such time) and be payable in the principal amount of the outstanding Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section
1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01, or mandatory repayment as provided in Section
3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (b) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note properly endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations to the holder from time to time of such Note in respect of such Loans.

     Section 1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made to the Borrower into a Borrowing or Borrowings of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02.
Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (or two Business Day's prior written notice in the case of a conversion of Eurodollar Loans into Base Rate Loans) (each a "Notice of Conversion") specifying the Loans to be so converted and the Borrowing(s) pursuant to which such Loans were made. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

     Section 1.07 Pro Rata Borrowings. All Borrowings of Loans shall be incurred from the Banks pro rata on the basis of their respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

     Section 1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder or under any of the other Credit Documents shall, in each case, bear interest at a rate per annum equal to the greater of (x) 4% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 4% in excess of the rate then borne by such Loans (without giving effect to any increase in the rate borne by such Loans as a result of the operation of this clause (c)), in each case with such interest to be payable on demand. Borrower shall pay an amount equal to 5% of any amount due hereunder or under any other Credit Document that is not paid prior to the fifth day after the date on which it is due, to defray the expenses incurred by the Administrative Agent and the Banks in handling and processing the delinquent payment and to compensate the Banks for the loss of the use of the delinquent payment, and the payment of such amount shall be secured by the Security Documents.

     (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, monthly in arrears through the last day of the calendar month on the first Business Day of each subsequent calendar month (ii) in respect to each Eurodollar Loan, on the last day of the applicable Interest Period, and (iii) in respect of all Loans, on any repayment or prepayment thereof (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     Section 1.09 Interest Periods.  The interest period (each an
"Interest Period") applicable to each Eurodollar Loan shall be a one-month period, two-month period or three-month period, to the extent then available and as selected by the Borrower in the applicable Notice of Borrowing, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest

     Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

          (v) no Interest Period in respect of any Borrowing of Eurodollar Loans shall extend beyond the Maturity Date.

     Section 1.10 Increased Costs, Illegality, etc. in Respect of Loans.
(a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate (including use of alternative sources to the Telerate Screen to establish the Eurodollar Rate on any day); or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause
(i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the Borrower that the events described in clause (i) above cease to exist, then the obligations of the Banks to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) shall also be reinstated.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

     (c) If at any time any Bank determines that, after the date of this Agreement, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower and the Administrative Agent, which notice shall show the basis for calculation of such additional amounts. In addition, each such Bank, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrower.

     Section 1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a Borrowing or continuation of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 3.01 or 3.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or
(iv) as a consequence of (x) any other default by the Borrower to repay the Loans when required by the terms of this Agreement or the Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

     Section 1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 1.18 or Section 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such

Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10 and 3.04.

                              ARTICLE II
                    FEES; REDUCTIONS OF COMMITMENT

     Section 2.01 Fees. (a) The Borrower agrees to pay to each Bank an upfront fee equal to 0.75% of such Bank's Commitment, due and payable on the Effective Date.

     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, an administrative fee of $15,000, due and payable on the Effective Date, and such other fees as have been or are agreed to in writing by the Borrower with the Administrative Agent.

     Section 2.02 (Intentionally Omitted).

     Section 2.03 Mandatory Termination of Commitments; Extension of Maturity Date. (a) The Total Commitment (and the Commitment of each
Bank) shall terminate in its entirety on August 31, 2002, unless the Effective Date shall have occurred on or prior to such date.

     (b) At 9:00 A.M. (New York time) on February 28, 2004 (subject to extension as provided in this Section 2.03(b), the "Maturity Date"), the Total Commitment (and the Commitment of each Bank) shall terminate in its entirety. All Loans shall be due and payable in full on the Maturity Date, together with all accrued and unpaid interest, fees and other amounts due and payable hereunder.

          (i) Not less than 60 days and not more than 90 days prior to the Maturity Date then in effect, the Borrower may make a written request (each an "Extension Request") to the Administrative Agent, who shall forward a copy of each such request to each of the Banks, that the Maturity Date then in effect be extended to the date which occurs 12 months after the Maturity Date then in effect. Each Extension Request shall also be accompanied by a certificate of an Authorized Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. Each Bank, acting in its sole discretion and with no obligation to grant any extension pursuant to this Section 2.03(b)(i), shall, by written notice to the Borrower and the Administrative Agent, such notice to be given on or prior to the 30th day following receipt by such Bank of such Extension Request by the Borrower, advise the Borrower and the Administrative Agent whether or not such Bank agrees to such extension. In giving any extensions pursuant to the immediately preceding sentence, any Bank, at its option, may specify that its extension is conditioned upon (x) receipt of an extension fee equal to one quarter of one percent (0.25%) of such Bank's Commitment and
     (y) each other Bank agreeing to the extension of the Maturity Date or, in lieu thereof, may specify that Banks with a certain minimum aggregate amount of Commitments (to be specified by such Bank) shall have agreed to such extension. The Administrative Agent shall notify the Borrower and each of the Banks as to which Banks have agreed to such extension and as to the new Maturity Date as a result thereof.

          (ii) If one or more Banks do not consent to the extension of the Maturity Date pursuant to subpart (i) of this Section 2.03(b), and the Borrower has been so informed by the Administrative Agent, then, on or prior to the tenth (10th) day prior to the then Maturity Date, the Borrower may, upon such failure to extend, (1)(A) request each Bank that is willing to extend the Maturity Date to assume all or a portion of each non-extending Bank's Commitment and (B) after first making the request pursuant to clause (A), as to any portion of any non-extending Bank's Commitment not assumed pursuant to such clause within ten (10) days after the date of such request (but in any event on or prior to the tenth (10th) day prior to the then Maturity Date), obtain a successor bank or banks, in each case approved in advance in writing by the Administrative Agent to assume such Bank's Commitment (it being understood that in such case the successor bank or banks shall be responsible for paying the Administrative Agent's assignment fee referred to in Section (12.04) or (2) so long as the aggregate pro rata share of all such non-extending Banks does not exceed fifty percent (50%) of the Total Commitment, terminate the Commitments of the non-extending Banks, and the Total Commitment, as so reduced by the pro rata share of such non-extending Banks, shall be extended pursuant to
     Section 2.03(b)(i). All Loans made by any non-extending Bank shall be due and payable in full on the Maturity Date then in effect, together with all accrued and unpaid interest, fees and other amounts due and payable hereunder.

     The Borrower, the extending Banks, the Administrative Agent and such successor bank or banks, if any, shall sign such documents and instruments as shall be appropriate to evidence the extension of the Maturity Date and such successor bank's or banks' assumption (without recourse to, or warranty by, such non-extending Bank, except as to the amount due thereon, its title to such Notes and its right to sell the same) of each non-extending Bank's Commitment (including, without limitation, any adjustment to all such pro rata shares). Upon the execution and delivery of such documents and instruments and receipt of any required extension fee, the Maturity Date shall as of the date of such execution and delivery be extended as provided in Section 2.03(b)(i).

     Each such successor bank shall be deemed to be a "Bank" for all purposes hereunder, and the non-extending Banks shall have no further obligations hereunder but shall continue to be entitled to the benefit of Sections 1.10 and 12.01. If such successor bank or banks is or are not obtained, or the Borrower elects not to extend the Total Commitment as reduced in accordance with this Section 2.03(b)(ii) by the tenth
(10th) day prior to the Maturity Date then in effect, or such documents and instruments are not signed by such date or any extension fee is not received by the Banks requiring the same, the Maturity Date shall not be extended and all Loans made by the Banks shall be due and payable in full on the Maturity Date then in effect, together with all accrued and unpaid interest, fees and other amounts due and payable hereunder and under the other Credit Documents.

                              ARTICLE III
                     PREPAYMENTS; PAYMENTS; TAXES

     Section 3.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least five Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, which notice shall specify the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment of Loans shall be in an aggregate principal amount of at least $100,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans; and
(iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Loans pursuant to this Section 3.01, such prepayment shall not be applied to any Loans of a Defaulting Bank.

     Section 3.02 Mandatory Repayments. (a) (i) On any day on which the aggregate outstanding principal amount of Loans exceeds the Total Commitment then in effect, the Borrower shall prepay on such day principal of Loans in an amount equal to such excess.

          (ii) On any day on which the aggregate outstanding principal amount of Loans exceeds the Borrowing Base then in effect, the Borrower shall prepay or repay on such day principal of Loans in an amount equal to such excess.

     (b) On the first day of each December, March, June and September, beginning December 31, 2002, until the Maturity Date, the Borrower shall pay principal of the Loans in an amount equal to the lesser of (x) $500,000 and (y) the aggregate principal amount of the Loans then outstanding.

     (c) If there shall occur a Casualty Event or a Taking with respect to any Borrowing Base Property (or any portion thereof), the Borrower shall be required to repay principal of outstanding Loans as and to the extent required by Section 7.16.

     (d) (Intentionally Omitted)

     (e) (Intentionally Omitted)

     (f) If a Special Mandatory Repayment Event occurs, an amount equal to the amount necessary to ensure that the aggregate principal amount of Loans outstanding shall not exceed the Borrowing Base then in effect shall be applied as a mandatory repayment of principal of outstanding Loans.

     (g) (Intentionally Omitted)

     (h) With respect to each repayment of Loans required by this Section 3.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 3.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans made pursuant to the same Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

     Section 3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     Section 3.04 Net Payments; Taxes. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank upon the written request of such Bank for taxes imposed on or measured by the net income or net profits of such Bank or any franchise tax based on the net income or net profits of such Bank in either case pursuant to the laws of the jurisdiction in which such is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall reasonably determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably acceptable to the Administrative Agent, evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.


     (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 (unless the respective
Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and/or under any Note, or (ii) if such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and/or under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification invalid or inaccurate in any material respect, such Bank will promptly deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and/or any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this
Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and

(y) the Borrower shall not be obligated pursuant to any provision of
Section 3.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in
Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                              ARTICLE IV
                CONDITIONS PRECEDENT TO EFFECTIVE DATE

     The occurrence of the Effective Date pursuant to Section 12.10 is subject to the satisfaction of the following conditions:

     Section 4.01 Execution of Agreement; Notes. (i) This Agreement shall have been executed and delivered as provided in Section 12.10 and
(ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Note executed by the Borrower, in each case in the amount and maturity and with other terms as otherwise provided herein.

     Section 4.02 Fees, etc. The Borrower shall have paid to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent, the Banks to the extent due on the Effective Date.

     Section 4.03 Opinions of Counsel. The Administrative Agent shall have received: (i) from Hogan & Hartson L.L.P., counsel to the REIT, the Borrower and the Subsidiary Guarantors, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date covering such matters as the Administrative Agent may reasonably request and (ii) from local counsel in all relevant jurisdictions reasonably satisfactory to the Administrative Agent, opinions addressed to the Administrative Agent and the Banks, dated the Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover the security interests granted pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

     Section 4.04 Corporate and Partnership Documents; Proceedings; etc.
(a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the Secretary or an Assistant Secretary of the REIT on behalf of each Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the declaration of trust, the certificate of incorporation and by-laws or other organizational documents (including limited partnership agreements and certificates of limited partnership) of each Credit
Party and the resolutions of each Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

     (b) All trust, corporate, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper trust, corporate, partnership or governmental authorities.

     Section 4.05 Control Agreement for Reserve Account. On the Effective Date, the Borrower shall have duly authorized, executed and delivered a Control Agreement with respect to the Reserve Account, and the Administrative Agent shall have received evidence satisfactory to it that such other actions have been taken as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by Section 7.11 in the Account Collateral.

     Section 4.06 (Intentionally Omitted).

     Section 4.07 Pledge and Security Agreement and Security Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered (i) an Amended and Restated Pledge and Security Agreement in the form of Exhibit F-2 (as modified, supplemented or amended from time to time, the "Pledge and Security Agreement") covering all of such Credit Party's present and future Pledge and Security Agreement Collateral and (ii) an Amended and Restated Security Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the such Credit Party's present and future Security Agreement Collateral, in each case together with:

     (a) proper financing statements (Form UCC-1), or amendments to existing financing statements filed under the Existing Credit Agreement, in proper form for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge and Security Agreement and the Security Agreement, as the case may be;

     (b) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any such Credit Party existing prior to the Effective Date as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements that name any such Credit Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

     (c) evidence of the completion of all other recordings and filings of, or with respect to, the Pledge and Security Agreement and the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Pledge and Security Agreement and the Security Agreement;

     (d) executed copies of Pledged Entity Notices delivered to each Pledged Partnership Entity and Pledged Limited Liability Company and executed copies of Control Agreements executed by each Pledged Partnership Entity and Pledged Limited Liability Company (if required), together with evidence that such other actions have been taken as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge and Security Agreement; and

     (e) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Pledge and Security Agreement and the Security Agreement have been taken.

     Section 4.08 Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty").

     Section 4.09 Mortgages; Title Insurance; Surveys; etc. On the Effective Date, the Collateral Agent shall have received the following items, all of which shall be satisfactory to the Administrative Agent:

     (a) (Intentionally Omitted);

     (b) fully executed counterparts of (1) an assignment of the Existing Mortgage for each Borrowing Base Property (other than the Phillipsburg Property) executed by the Existing Banks or the collateral agent acting on their behalf (the "Mortgage Assignment"), (2) an amendment to the Existing Mortgage for each Borrowing Base Property (other than the Phillipsburg Property) in the form of Exhibit I-1 attached hereto

(the "Mortgage Amendment"), and (3) a Mortgage for the Phillipsburg Property in the form of Exhibit I-2, together with evidence that a fully executed counterpart of each such Mortgage Assignment, Mortgage Amendment and Mortgage, as applicable, has been delivered to the title insurance company insuring the lien thereof for recording in all places to the extent necessary, or in the reasonable judgment of the Administrative Agent, desirable, to create a valid and enforceable first priority mortgage lien on such Borrowing Base Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

     (c) Mortgage Policies for each of the Borrowing Base Properties issued by Commonwealth Land Title Insurance Company or other title insurers reasonably satisfactory to the Collateral Agent in amounts reasonably satisfactory to the Administrative Agent insuring the Collateral Agent that the Mortgage on each Borrowing Base Property is a valid and enforceable first priority lien thereon, free and clear of all defects and encumbrances except Permitted Liens applicable thereto, and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and covering any other matter that the Collateral Agent in its reasonable discretion may request, shall not include an exception for mechanics' liens or creditors' rights, and shall provide for such affirmative insurance as the Collateral Agent in its reasonable discretion may request;

     (d) (Intentionally Omitted);

     (e) (Intentionally Omitted);

     (f) properly executed financing statements under the UCC (or amendments to financing statements filed under the Existing Credit Agreement, in form and substance satisfactory to the Administrative Agent, for filing in each jurisdiction as the Administrative Agent has determined to be necessary or desirable to perfect the security interests created by the Mortgages in the Borrowing Base Properties; and

     (g) evidence reasonably satisfactory to the Administrative Agent that all other filings, recordings and other actions the Administrative Agent deems necessary or desirable to establish, preserve and perfect the liens and security interests granted to the Collateral Agent on behalf of the Banks in the Borrowing Base Properties have been made or taken, as applicable.

     Section 4.10 (Intentionally Omitted).

     Section 4.11 Adverse Change, etc. (a) On the Effective Date, nothing shall have occurred (and none of the Banks shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Banks believe could reasonably be expected to have a material adverse effect (i) on the rights or remedies of the Administrative Agent or the Banks or on the ability of any Credit Party to perform its respective obligations to the Administrative Agent or the Banks or (ii) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT, the Borrower, the REIT and its subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

     (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the making of the Loans and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the transactions contemplated by the Credit Documents.

     Section 4.12 Litigation. On the Effective Date, except as set forth in Schedule IX, no litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the REIT and the Borrower, threatened (i) with respect to the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby or (ii) which the Administrative Agent or the Required Banks believe could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT, the Borrower, the REIT and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

     Section 4.13 Information on Borrowing Base Properties, etc. (a) To the extent not required by the other provisions of this Article IV, the Borrower shall have delivered to the Administrative Agent an Information Package and such other information and documentation as the Administrative Agent in its sole discretion may require with respect to each Borrowing Base Property.

     (b) (Intentionally Omitted)

     (c) (Intentionally Omitted)

     Section 4.14 Solvency Certificate. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent a solvency certificate in the form of Exhibit J, addressed to the Administrative Agent and each of the Banks and dated the Effective
Date from an Authorized Financial Officer of the REIT providing the opinion of such Authorized Financial Officer as to the solvency of the REIT and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis.

     Section 4.15 Financial Projections. On or prior to the Effective Date, the Administrative Agent shall have received unaudited financial projections of the REIT and of the Borrower and its Subsidiaries for the balance of fiscal year 2002, in each case prepared on a basis consistent with the financial statements referred to in Section 6.05(a), which projections shall be in form and substance reasonably satisfactory to the Administrative Agent.

     Section 4.16 Initial Borrowing Base Certificate. On the Effective Date, the Borrower shall have delivered to the Administrative Agent the initial Borrowing Base Certificate in the form of Exhibit L.

     Section 4.17 No Default; Representations and Warranties. On the Effective Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     The occurrence of the Effective Date shall constitute a representation and warranty by the REIT and the Borrower to the Administrative Agent and each of the Banks that all the conditions specified in this Article IV exist as of the Effective Date (except to the extent that any of the conditions specified in this Article IV are required to be satisfactory to or determined by any Bank, the Required Banks, the Collateral Agent and/or the Administrative Agent or otherwise expressly calls for a subjective determination to be made by any Bank, the Required Banks, the Collateral Agent and/or the Administrative Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in this Article IV, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the benefit of each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

                                ARTICLE V
                     CONDITIONS PRECEDENT TO ALL LOANS.

The obligation of each Bank to make Loans (including any Loans made on the Effective Date is subject, at the time of the making of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

     Section 5.01 No Default; Representations and Warranties. At the time of the making of each such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     Section 5.02 Notice of Borrowing. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

     (b) (Intentionally Omitted)

     Section 5.03 Property Information; etc. Prior to the making of any Loan, neither the Administrative Agent nor the Required Banks shall have become aware of any negative facts, conditions or other information which would reasonably lead the Administrative Agent or the Required Banks to believe that the information provided in any Information Package with respect to any Borrowing Base Property is not true and accurate in all material respects (or was not true and accurate in all material respects at the time such Information Package was furnished pursuant to this Agreement) or is incomplete by omitting to state any fact necessary to make such information not misleading in any material respect (or was incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at the time such Information Package was furnished pursuant to this Agreement).

     Section 5.04 Certain Requirements with Respect to Loans.
(a) Prior to the making of any Loan, the Administrative Agent shall have received a certificate from an Authorized Financial Officer of the Borrower certifying as to the specific uses to be made of the proceeds of such Loan, which certificate shall be in form and detail reasonably satisfactory to the Administrative Agent.

     (b) (Intentionally Omitted)

     (c) Prior to the incurrence of any Loan, the Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate from an Authorized Financial Officer of the Borrower, showing that, after giving effect to the incurrence of such Loan, the total outstanding principal amount of all Loans will not exceed the Borrowing Base as then in effect.

     (d) Prior to or contemporaneously with the incurrence of any Loan, the Borrower shall have delivered to the Administrative Agent (x) evidence, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that all mortgage recording taxes and similar taxes and charges have been paid (or funds sufficient therefor have been deposited with the title insurance company insuring the lien of the respective Mortgages for payment to the applicable taxing authorities) in all jurisdictions as may be necessary with respect to such Loan or that, in the reasonable opinion of the Administrative Agent, are desirable to maintain the priority and/or enforceability of the Mortgages with respect to the Loans to be made and all Loans theretofore made and (y) to the extent requested by the Administrative Agent, a title update and endorsement as necessary to increase, or confirm, the coverage (as applicable) of those Mortgage Policies for the respective Borrowing Base Properties as may be necessary under applicable law to maintain the priority of the mortgage lien as to the Loan to be made.

     Section 5.05 Subsequent Legal Opinions. If, at the time of the making of any Loan subsequent to the Effective Date, the Administrative Agent or the Required Banks shall have reasonably determined that any facts, circumstances or conditions exist which could reasonably be expected to adversely affect either (x) the ability of counsel to issue at such time the legal opinions originally delivered pursuant to Section
4.03 or (y) the perfection of any of the security interests created pursuant to any Security Document, and the Administrative Agent or the Required Banks shall have requested the Borrower to deliver one or more opinions of counsel covering such of the matters set forth in the opinions of counsel theretofore delivered pursuant to Section 4.03 as the Administrative Agent or the Required Banks shall specify, then prior to the incurrence of such Loan, the Administrative Agent shall have received from counsel (who shall be reasonably satisfactory to the Administrative Agent) an opinion in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Banks and dated the date of such Loan, covering the matters so specified.

     The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the REIT and the Borrower to the Administrative Agent, each of the Banks that all the conditions specified in this Section 5 and applicable to such Loan exist as of that time (except to the extent that any of the conditions specified in this Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks, the Collateral Agent and/or the Administrative Agent or otherwise expressly calls for a subjective determination to be made by any Bank, the Required Banks, the Collateral Agent and/or the Administrative Agent). All of the certificates and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the benefit of each of the Banks.

                               ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to enter into this Agreement and in order to induce the Banks to make the Loans as provided herein, each of the REIT and the Borrower makes (as to itself and each of its Subsidiaries), the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of the Effective Date and the incurrence of each Loan on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Effective Date and on the date of the making of each such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     Section 6.01 Status.  Each of the REIT and each of its Subsidiaries
(i) is a duly organized and validly existing real estate investment trust, corporation, partnership or limited liability company, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its formation, (ii) has the trust, corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

     Section 6.02 Power and Authority. Each Credit Party has the trust, corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary trust, corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     Section 6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof,
(i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the REIT or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the REIT or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the declaration of trust, certificate of incorporation, partnership agreement, certificate of partnership, limited liability company agreement or by-laws, as the case may be, of the REIT or any of its Subsidiaries.

     Section 6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect and except for recordation and filing of the Mortgage Assignments, the Mortgage Amendments, the Mortgage for the Phillipsburg Property, fixture filings and UCC financing statements contemplated hereby), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

     Section 6.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (i) To the best knowledge of the REIT and the Borrower, the unaudited operating statements for each Borrowing Base Property for the six-month period ended June 30, 2002, copies of which have been delivered to the Banks, fairly and accurately present the financial results of such Borrowing Base Property for such period. All information contained in each Information Package furnished to the Banks pursuant to Section 4.13 (with respect to the Borrowing Base

Properties) is, to the best knowledge of the Borrower, true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect.

     (ii) The unaudited consolidated balance sheet of the REIT and its Subsidiaries as of June 30, 2002 and the unaudited consolidated statement of operations of the REIT and its Subsidiaries for the six-month period ended June 30, 2002, copies of which were delivered to the Banks, were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the date thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for the period then ended, subject to changes resulting from audit and normal year-end adjustments.

     (iii) The audited consolidated balance sheet of the REIT and its Subsidiaries as of December 31, 2002 and the audited consolidated statement of operations of the REIT and its Subsidiaries for the fiscal year then ended, copies of which were delivered to the Banks, were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the date thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for the period then ended.

(b) On and as of the Effective Date and on the date on which each Loan is made, on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the REIT and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) will exceed their respective debts (with contingent liabilities being valued with respect to each such entity at the estimated amount for which such entity is reasonably likely to be liable), (y) the REIT and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) the REIT and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 6.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (c) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), there were as of the Effective Date no liabilities or obligations with respect to the REIT or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the REIT, the Borrower or the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, neither the REIT nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 6.05(a) which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the REIT, the REIT and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

     (d) On and as of the Effective Date, the financial projections for the balance of the 2002 fiscal year commencing on the Effective Date, including those prepared on a combined basis and those prepared for the individual Borrowing Base Properties (the "Projections") previously delivered to the Administrative Agent and the Banks have been prepared on a basis consistent in all material respects with the financial statements referred to in Section 6.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the REIT or the Borrower to be misleading in any material respect or which fail to take into account known material information regarding the matters reported therein. On the Effective Date, each of the REIT and the Borrower believed that the Projections were reasonable. On the date any such projections are furnished pursuant to Section 7.11, each of the REIT and the Borrower shall believe that such projections are reasonable.

     Section 6.06 Litigation. Except as set forth n Schedule IX, There are no actions, suits or proceedings pending or, to the best knowledge of the REIT or the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of the REIT or any of its Subsidiaries or (iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole.

     Section 6.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the REIT or any of its Subsidiaries in writing to the Administrative Agent or any Bank, including, without limitation, all information contained in the Credit Documents and all information contained in each Information Package furnished to the Banks pursuant to Section 4.13 , for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the REIT, or any of the its Subsidiaries in writing to the Administrative Agent or any Bank, for purposes of or in connection with this Agreement, will be, true and accurate in all material respects on the date as of which such information is dated or certified and, to the best of the REIT's and the Borrower's knowledge, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information is or was provided.

    Section 6.08 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be used by the Borrower and its Subsidiaries, subject to the other restrictions set forth in this Agreement, (i) to pay off the outstanding amounts due under the Existing Credit Agreement and to pay the costs associated with the transactions contemplated hereunder as of the Effective Date, (ii) if approved by the Administrative Agent in its sole and absolute discretion, working capital and other general corporate purposes.

     (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     Section 6.09 Tax Returns and Payments. Each of the REIT and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the REIT and/or its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the REIT and its Subsidiaries for the periods covered thereby. Each of the REIT and each of its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the REIT or the Borrower, threatened by any authority regarding any material taxes relating to the REIT or any of its Subsidiaries. As of the Effective Date, neither the REIT nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the REIT or any of its Subsidiaries.

     Section 6.10 Compliance with ERISA. Each Plan that is a single employer plan as defined in Section 4001(a)(15) of ERISA (a "Single Employer Plan") is in substantial compliance with ERISA and the Code;
no Reportable Event has occurred with respect to a Single Employer Plan; to the best knowledge of the REIT or the Borrower, no Multiemployer
Plan is insolvent or in reorganization; no Single Employer Plan has an Unfunded Current Liability; no Single Employer Plan which is subject to
Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made by the REIT or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan have been timely made; neither the REIT nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to ERISA or the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under ERISA or the Code with respect to any Plan except for contributions to such Plans and benefit payments from such Plans in the ordinary course of business; no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan; to the best knowledge of the REIT or the Borrower, no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan; no action, suit, proceeding, hearing or regulatory agency investigation with respect to the administration, operation or the investment of assets of any Single Employer Plan (other than claims for benefits) is pending, expected or threatened; to the best knowledge of the REIT or the Borrower, no action, suit, proceeding, hearing or regulatory agency investigation with respect to the administration, operation or the investment of assets of any Multiemployer Plan (other than claims for benefits) is pending, expected or threatened; no condition exists which presents a substantial risk to the REIT or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Single Employer Plan pursuant to ERISA and the Code except for contributions to such Plans and benefit payments from such Plans in the ordinary course of business; to the best knowledge of the REIT or the Borrower, no condition exists which presents a substantial risk to the REIT or any of its Subsidiaries or any ERISA Affiliate of incurring any material liability to or on account of a Multiemployer Plan pursuant to ERISA and the Code except for contributions to such Plans and benefit payments from such Plans in the ordinary course of business; the REIT and the Borrower believe that the aggregate liabilities of the REIT and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such plan ended prior to the date of the incurrence of any Loan , could not reasonably be expected to have a material adverse effect on the ability of the REIT or any of its Subsidiaries to perform its obligations under this Agreement or the other Credit Documents to which it is a party; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the REIT or any of its Subsidiaries or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the REIT or any of its Subsidiaries or any ERISA Affiliate exists or, to the best knowledge of the REIT or the Borrower is likely to arise on account of any Plan; and the REIT and its Subsidiaries do not maintain or contribute to (A) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or (B) any Plan, the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the REIT or any of its Subsidiaries to perform its obligations under this Agreement or the other Credit Documents to which it is a party.

     Section 6.11 The Security Documents. (a) With respect to the Security Agreement Collateral that consists of cash, Cash Equivalents and property in which a security interest may be perfected by the filing of a financing statement under the UCC, upon (i) possession by the Collateral Agent or its designee in the case of cash, (ii) the taking of all action required under Article 8 or Article 9, as applicable, of the UCC in the case of Cash Equivalents and instruments and (iii) the filing of appropriate financing statements under the UCC in the case of such other Security Agreement Collateral (all of the foregoing actions described in preceding clauses (i), (ii) and (iii) having been done and being in full force and effect with respect to such Security Agreement Collateral owned by such Credit Party on any date on which this representation and warranty is made or deemed made or will have been done within 10 days following the Effective Date, the Collateral Agent has been granted, for the benefit of the Secured Creditors and pursuant to the Security Agreement, a legal, valid and enforceable security interest in all right, title and interest of such Credit Party in such Security Agreement Collateral, which security interest is a fully perfected first lien on, and security interest in, all right, title and interest of such Credit Party in all of such Security Agreement

Collateral, subject to no other Liens other than Permitted Liens.
Each Credit Party has good and marketable title to all Security Agreement Collateral, free and clear of all Liens except those described above in this clause (a).

     (b) (Intentionally Omitted)

     (c) The Mortgages create (upon recordation in all relevant jurisdictions, which recordations have been made and remain in full force and effect as to all Borrowing Base Properties owned or leased by any Credit Party on any date on which this representation is made or deemed made), as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and mortgage lien on all of the Borrowing Base Properties owned by any Credit Party on any date on which this representation and warranty is made or deemed made and in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest and mortgage lien created in each Borrowing Base Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Schedule III contains a true and complete list of the Borrowing Base Properties. Each of the Borrower or the respective Subsidiary Guarantor, as the case may be, has good and marketable title in fee, or a valid ground leasehold interest, in and to all Borrowing Base Properties owned or ground leased by it on any date on which this representation and warranty is made or deemed made, free and clear of all Liens except those described in the first sentence of this subsection (c). On and as of any date on which this representation and warranty is made or deemed made, each Borrowing Base Property is a Qualified Property.

     (d) The Pledge and Security Agreement creates (after all steps required under Article 8 or Article 9, as applicable, of the UCC have been taken) in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of each Credit Party in the Pledge and Security Agreement Collateral described therein and owned by such Credit Party on any date on which this representation and warranty is made or deemed made, which security interest shall, (i) upon delivery to the Collateral Agent of any certificates evidencing equity interests in a Pledged Partnership Entity or Pledged Limited Liability Company, (ii) upon the filing of appropriate financing statements under the UCC in respect of any Partnership Interest or Limited Liability Company
Interest that is not represented by a certificate and (iii) upon the taking of all steps required under Article 8 or Article 9, as applicable, of the UCC (which delivery, filings and/or steps have been done and remain in full force and effect as to the Pledge and Security Agreement Collateral owned by any Credit Party on any date on which this representation and warranty is made or deemed made), constitute a fully perfected first lien on, and security interest in, all right, title and interest of such Credit Party in all of the Pledge and Security Agreement Collateral described therein, subject to no security interests of any other Person.

     (e) (Intentionally Omitted)

     Section 6.12 Status as REIT. The REIT is organized in conformity with the requirements for qualification as a real estate investment trust under the Code. The REIT is in a position to qualify for its current Fiscal Year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

     Section 6.13 Properties. Each of the REIT and each of its Subsidiaries has good and marketable title to all material properties owned by them, including, in the case of the Borrower and its Subsidiaries, all material property reflected in the consolidated balance sheet of the Borrower and its Subsidiaries referred to in
Section 6.05(a) and in the financial projections referred to in Section
4.15 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business, free and clear of all Liens, other than (i) as referred to in such balance sheet or in the notes thereto or in such financial projections or (ii) Permitted Liens). Each Borrowing Base Property is free of material structural defects and is in good repair (ordinary wear and tear excepted), and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear, and each Borrowing
Base Property is free and clear of any damage that could reasonably be expected to materially and adversely affect the value of such Borrowing Base Property as to the use thereof for its intended purposes.

     Section 6.14 Healthcare Matters. (a) To the best knowledge of the REIT and the Borrower after reasonable investigation, each Operating Lessee (i) has, with respect to each of the Properties it leases, all licenses required under applicable law to operate each of such Properties and to conduct the business in which it is currently engaged,
(ii) has, with respect to each Property it leases, received any certificate of need, determination of need or similar approval required under applicable law, and any amendments or supplements with respect thereto, and such approvals are in full force and effect, and (iii) with respect to Properties that are operated as nursing facilities (except where participation in Medicare or Medicaid is deemed undesirable in the reasonable business judgment of the Operating Lessee) is a party to provider agreements with respect to the participation of such Properties in Medicare and Medicaid, which provider agreements are in full force and effect, and are not, and for the past five calendar years have not been, the subject of any proceedings that have been initiated or notices issued by any Person to suspend, revoke, limit or otherwise modify any such provider agreement, except, with respect to foregoing clauses (i), (ii) and (iii), such licenses, approvals, certifications and provider agreements as to which any lack thereof could not reasonably be expected to materially and adversely affect the value of any Borrowing Base Property or the aggregate value of any other Properties, and except such proceedings which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition
(financial or otherwise) or prospects of the REIT and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole.

     (b) To the best knowledge of the REIT and the Borrower after reasonable investigation, each Property (i) complies with all applicable federal, state and local laws, regulations, quality and safety standards, building and fire codes, accreditation standards and health care, nursing facility or other requirements of any state department of health or other federal, state or local governmental authorities, (ii) complies with all requirements for participation in, and is in conformity with, all insurance, reimbursement and cost reporting requirements imposed by law or regulation and has, where applicable, a current provider agreement which is in full force and effect under, Medicare and Medicaid, and (iii) is not, and for the past five calendar years has not been, the subject of any proceedings that have been initiated or notices issued by any Person to suspend, revoke, limit or otherwise modify any such provider agreement, except, with respect to foregoing clauses (i), (ii) and (iii), such failures to comply and failures to conform which could not reasonably be expected to materially and adversely affect the value of any Borrowing Base Property or the aggregate value of any other Properties, and except such proceedings which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition
(financial or otherwise) or prospects of the REIT and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole. To the best knowledge of the REIT and the Borrower, in the event that the Collateral Agent or any purchaser at foreclosure or similar proceeding acquires any Property through foreclosure or similar proceeding or otherwise, or in the event that the Operating Lease relating to a Property is terminated, neither the Collateral Agent, such purchaser, any subsequent lessee, manager or operator, nor the Borrower or any of its Subsidiaries, would be required to obtain any certificate of need, determination of need, or other similar approval relating solely to operation of the Property as a health care facility (a "CON"), from any applicable health care regulator or authority or any other governmental authority prior to applying for, or receiving, applicable licenses and certifications to continue to operate such Property as a health care facility except to the extent that (i) the facility has made any capital improvements or instituted any new institutional health services since the date of the Closing and has applied for, but not yet received, any applicable CON, or (ii) such health care regulator or authority or governmental authority requires the issuance or transfer of a CON in the event of a change of ownership or control of a health care facility.

     Section 6.15 Subsidiaries. The REIT has no Subsidiaries other than the Borrower and the Borrower's Subsidiaries. The Borrower has no Subsidiaries other than (i) those Subsidiaries listed on Schedule IV and (ii) new Subsidiaries created in compliance with Section 8.12.

    Section 6.16 Compliance with Statutes, etc. (a) Each of the REIT and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole.

     (b) (i) Each Borrowing Base Property complies in all material respects with all Legal Requirements, (ii) all material consents, licenses, certificates and permits required by all Legal Requirements for the construction or the operation, as applicable, of each Borrowing

Base Property have been obtained and are in full force and effect and
(iii) all utility services and facilities necessary for the operation of each Borrowing Base Property are available at such Borrowing Base Property.

     Section 6.17 Investment Company Act. Neither the REIT nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 6.18 Public Utility Holding Company Act. Neither the REIT nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.19 Environmental Matters. (a) Each of the REIT and each of its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the REIT and the Borrower, threatened Environmental Claims against the REIT or any of its Subsidiaries or any Real Property owned or operated by the REIT or any of its Subsidiaries. To the best knowledge of the REIT and the Borrower, there are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the REIT or any of its Subsidiaries or on any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the REIT or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any applicable Environmental Law.

     (b) To the best knowledge of the REIT and the Borrower, except as otherwise set forth in the environmental reports delivered to the Administrative Agent prior to the Effective Date, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the REIT or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

     Section 6.20 Labor Relations. To the best knowledge of the REIT and the Borrower, no Operating Lessee is engaged in any unfair labor practice with respect to any Property that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole. To the best knowledge of the REIT and the Borrower, there is (i) no unfair labor practice complaint pending or reasonably expected to arise against any Operating Lessee before the National Labor Relations Board and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or reasonably expected to arise against any Operating Lessee, (ii) no strike, labor dispute, slowdown or stoppage is pending or reasonably expected to arise against any Operating Lessee and (iii) no union representation question exists with respect to the employees of any Operating Lessee, in each case with respect to the Properties operated by the Operating Lessees, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole.

     Section 6.21 Intellectual Property. Each of the REIT and each of its Subsidiaries, and, to the best knowledge of the REIT and the Borrower, each Operating Lessee, owns or has the right to use all material trademarks, permits, service marks, trade names, licenses and franchises necessary for the conduct of its respective businesses.

     Section 6.22 Indebtedness. Schedule V sets forth a true and complete list of all Indebtedness (excluding Indebtedness of the type described in Section 8.04(iii)) of the REIT and its Subsidiaries as of the Effective Date (excluding the Loans the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

     Section 6.23 Operating Leases; Ground Leases. (a) Each Operating Lease with respect to any Borrowing Base Property is in full force and effect and no party thereto has denied or disaffirmed any of its material obligations thereunder or has defaulted in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto.

     (b) None of the Borrowing Base Properties is subject to a ground lease.

                              ARTICLE VII
                         AFFIRMATIVE COVENANTS

     Each of the REIT and the Borrower hereby covenants and agrees (as to itself and each of its Subsidiaries) that on and after the Effective Date and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     Section 7.01 Information Covenants. The REIT and/or the Borrower will furnish to the Administrative Agent (with sufficient copies for each of the Banks, and the Administrative Agent will promptly forward to each of the Banks):

     (a) Quarterly Financial Statements and Reports. (A) Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower (i) the consolidated balance sheet of each of the REIT and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such quarterly accounting period, (ii) the related consolidated statements of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and
(iii) the related consolidated statements of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding fiscal periods in the prior fiscal year, as applicable, all of which shall be in reasonable detail and certified by an Authorized Financial Officer of the Borrower that, to the best of such officer's knowledge, they fairly present the financial condition of each of the REIT and its Subsidiaries and the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

          (B)(i) Within 45 days after the end of each of the first three quarterly accounting periods, and within 90 days after the end of the fourth quarterly accounting period, in each fiscal year of the Borrower, certificates in the forms of Exhibit M-1 (with such changes thereto as are reasonably acceptable to the Administrative Agent) for each Borrowing Base Property on an individual basis, in each case signed by an Authorized Financial Officer of the Borrower setting forth the required financial and other information for such quarterly accounting period as set forth in such Exhibits and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and the budgeted figures for such quarterly accounting period.

               (ii) Within 45 days after the end of each of the first three quarterly accounting periods, and within 90 days after the end of the fourth quarterly accounting period, in each fiscal year of the Borrower, a certificate in the form of Exhibit N (with such changes thereto as are reasonably acceptable to the Administrative Agent) for the Borrower and its Subsidiaries on a consolidated basis, in each case signed by an Authorized Financial Officer of the Borrower setting forth the required financial and other information for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period.

     (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of each of the REIT and its Subsidiaries and the Borrower and its Subsidiaries, as of the end of such fiscal year and the related consolidated statements of income and shareholders' equity and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of each of the REIT and its Subsidiaries and the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under any of Sections 8.08 through 8.10, inclusive, or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

     (c) Borrowing Base Certificate. (i) Within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower, a Borrowing Base Certificate, signed by an Authorized Financial Officer of the Borrower, calculating (in reasonable detail) the Borrowing Base as of the last day of such quarterly accounting period, and (ii) at the time of the delivery of any Notice of Borrowing or any notice pursuant to Section 7.01(j), a revised Borrowing Base Certificate signed by an Authorized Financial Officer of the Borrower calculating (in reasonable detail) the Borrowing Base as of the date of such Notice of Borrowing (and after giving effect thereto) or such other notice.

     (d) (Intentionally Omitted).

     (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of an Authorized Financial Officer of the Borrower (i) to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, (ii) setting forth the calculations required to establish whether the REIT and its Subsidiaries were in compliance with the provisions of Sections 8.03, 8.04, 8.05 and 8.07 through 8.11, inclusive, at the end of such fiscal quarter or year, as the case may be, (iii) setting forth capital expenditures during such period and (iv) listing Properties acquired during such period, including their net operating income, cost and mortgage Indebtedness, if any .

     (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of the REIT or any of its Subsidiaries obtains knowledge thereof, notice of
(i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the REIT or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the REIT or any of its Subsidiaries or (z) with respect to any Credit Document.

     (g) Management Letters. Promptly after the receipt thereof by any Credit Party, a copy of any "management letter" received by such Credit Party from its certified public accountants and management's responses thereto.

     (h) Other Reports and Filings. Promptly, and without duplication of any documents or information delivered pursuant to another clause of this Section 7.01, copies of all financial information, proxy materials and other information and reports, if any, which the REIT or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") (it being understood, however, that with respect to any preliminary filings made with the SEC, the REIT need only deliver a certificate describing such filing) and copies of all notices and reports which the REIT or any of its Subsidiaries shall deliver to holders of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

     (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after the President, the Chief Executive Officer, any

Vice President or any Authorized Financial Officer of the REIT or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters:

          (i) any pending or threatened Environmental Claim against the REIT or any of its Subsidiaries or any Real Property owned or operated by the REIT or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned or operated by the REIT or any of its Subsidiaries that (a) results in non-compliance by the REIT or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the REIT or any of its Subsidiaries or any Real Property owned or operated by the REIT or any of its Subsidiaries;

          (iii) any condition or occurrence on any Real Property owned or operated by the REIT or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability thereof under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the REIT or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response or proposed response thereto.

     (j) Reduction of Borrowing Base Amounts. Promptly and in any event within five Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of the REIT or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence or effectiveness of any event or condition that has caused, or could reasonably be expected to cause, the Borrowing Base Amount of any Borrowing Base Property to be reduced by more than the lesser of (x) $50,000 and (y) 5% of such Borrowing Base Amount, in each case together with a certificate of an Authorized Financial Officer of the Borrower setting forth (in reasonable detail) the nature of the respective event and/or condition.

     (k) Annual Meetings with Banks. At the request of the Administrative Agent or the Required Banks, the Borrower shall, at least once during each fiscal year of the Borrower, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting the financial results of the previous fiscal year and the financial condition of the REIT and its Subsidiaries and the budgets presented for the current fiscal year of the REIT and its Subsidiaries shall be reviewed, with each Bank bearing its own travel, lodging, food and other costs associated with attending any such meeting.

     (l) (Intentionally Omitted).

     (m) (Intentionally Omitted).

     (n) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the REIT and/or any of its Subsidiaries as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

     Section 7.02 Books, Records and Inspections. The REIT will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The REIT will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, upon reasonable advance notice, during regular business hours and under guidance of officers of the REIT or such Subsidiary, any of the properties of the REIT or any of its Subsidiaries, and to examine the books of account of the REIT and any of its Subsidiaries and discuss the affairs, finances and accounts of the REIT and any of its Subsidiaries with, and be advised as to the same by, its and their respective Presidents, Chief Executive Officers, Vice Presidents, Authorized Financial Officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may reasonably request, provided that any Bank's rights under this
Section 7.02 may not be exercised more than once in any fiscal quarter of the Borrower.

     Section 7.03 Maintenance of Property; Insurance. (a) Schedule VI sets forth a true and complete listing of all insurance maintained by, or on behalf of, the REIT and its Subsidiaries as of the Effective Date with respect to the Borrowing Base Properties. The REIT will, and will cause each of its Subsidiaries and the Operating Lessees to, (i) keep all property necessary in its business (including, in any event, each Borrowing Base Property) in good working order and condition and (ii) furnish to the Administrative Agent, upon written request, information evidencing the insurance carried. In addition to the requirements of the immediately preceding sentence, the REIT will, and will cause each of its Subsidiaries and the Operating Lessees to, at all times cause (I) insurance coverage to be issued by an insurer (x) authorized to issue such insurance in all applicable jurisdictions and (y) having an "A-" or better rating as established by A.M. Best Company and with a financial size rating of VII or larger as established by A.M. Best Company (or another financial size rating reasonably acceptable to the Administrative Agent considering market conditions) and (II) insurance with at least the coverages set forth below to be continuously maintained:

          (i) Property insurance including coverage for business interruption and/or rental income covering all Borrowing Base Properties including, but not limited to, any alterations, Improvements or additions thereto. All such insurance coverage shall be written on the so-called "All Risk of Physical Loss" basis and include the perils of fire, lightning, windstorm, sprinkler leakage, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, malicious mischief, aircraft, vehicle, smoke, sinkhole (which in the case of a Borrowing Base Property located in the State of California, is covered by earthquake insurance) and collapse in an amount equal to at least 100% of the full replacement cost of the respective property (other than in respect of the foundation and excavation);

          (ii) Boiler and machinery insurance covering all boilers, boiler tanks, pressure vessels, auxiliary piping, heating and air conditioning equipment and similar apparatus located in or about the Borrowing Base Properties in such amounts as are generally carried by risks of the nature of the respective property;

          (iii) Flood insurance to the extent available under the National Flood Insurance Program, against damage or loss by flood if any Borrowing Base Property is located in an area now or in the future designated "A" or "V" FIRM Zones as defined in the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994 and any modifications of such acts to the full amount available under such acts or programs;

          (iv) Earthquake insurance against the peril of earthquake and earth movement if any Borrowing Base Property is located in California or any other area at high risk of earthquake on such basis and amounts as shall be reasonably determined by the Administrative Agent;

          (v) Liability insurance on a Comprehensive General Liability Occurrence format in an amount of at least $1,000,000 combined bodily injury and property damage per occurrence and $2,000,000 in the annual aggregate amount per Borrowing Base Property. Such insurance coverage shall protect both the REIT and its Subsidiaries and the Collateral Agent against claims for bodily injury including death, property damage, personal injury, advertising injury, contractual liability, products and completed operations liability arising out of or connected with the possession, use, operation, leasing, maintenance, construction, alteration or renovation of each Borrowing Base Property. If any of the coverages referred to in this clause (v) are obtained under a so-called "blanket" policy with more than one property covered, the policy shall contain a so-called "individual aggregate per location or project" endorsement;

          (vi) Umbrella or excess liability insurance on an occurrence basis in the amount of at least $100,000,000 per occurrence covering both the REIT and its Subsidiaries and the Collateral Agent against claims for damages in excess of all primary liability policies;

          (vii) Statutory workers' compensation insurance or a qualified self insurer (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by, or on behalf of, the REIT and its Subsidiaries), in statutory amounts as required by law (including employer's liability insurance); and

          (viii) Such other insurance against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available and required by institutional lenders for properties comparable to the respective Borrowing Base Property.

With respect to insurance of the types described above in this Section 7.03(a) for non-Borrowing Base Properties, such insurance shall be in at least such amounts and insure against at least such risks as are consistent with industry practice for similarly situated properties.

     (b) The REIT and the Borrower will, and will cause each of the Subsidiary Guarantors and/or each Operating Lessee to, at all times keep the respective Borrowing Base Properties (and all equipment, fixtures, improvements and other personalty relating thereto) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the REIT, the Borrower or any Subsidiary Guarantor) (i) shall name the Collateral Agent as loss payee or as an additional insured, as its respective interest may appear, (ii) shall state that such insurance policies shall not be canceled or materially changed without at least
30 days' prior written notice thereof (or at least 10 days' prior written notice thereof in the case of non-payment of premium) by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, with respect to first party property insurance and business interruption insurance, provide that any losses shall be payable to the Collateral
Agent notwithstanding (A) any act or neglect of the REIT, the Borrower, any Subsidiary Guarantor or any Operating Lessee, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent. (c) If the REIT, the Borrower, any of the Subsidiary Guarantors or any Operating Lessee shall fail to maintain all insurance in accordance with this Section 7.03, or if the REIT, the Borrower, any of the Subsidiary Guarantors or any Operating Lessee shall fail to so name the Collateral Agent as an additional insured or as a loss payee or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon at least 10 days' notice to the Borrower, to procure such insurance, and the REIT and the Borrower agree to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

     Section 7.04 Corporate Franchises. The REIT will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) any of the transactions permitted in accordance with Section 8.02 or (ii) the withdrawal by the REIT or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT, the REIT and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

     Section 7.05 Compliance with Statutes, etc. The REIT will comply, and will cause each of its Subsidiaries and (to the extent of the landlord's rights and authority under an Operating Lease) each Operating Lessee to comply, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including, without limitation, any requirements of any federal, state or local department of health, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT, the REIT and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole. The REIT will, and will cause each of its Subsidiaries and each Operating Lessee to, (x) maintain in good standing all licenses, certifications, accreditations and other approvals applicable to it or to any Property which it owns, leases, manages or operates and (y) maintain a standard of care for the patients or residents of each such Property at all times at the level necessary to ensure quality care for such patients or residents.

     Section 7.06 Compliance with Environmental Laws. (a) The REIT will comply, and will cause each of its Subsidiaries and (to the extent of the landlord's rights and authority under an Operating Lease) each Operating Lessee to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the REIT or any of its Subsidiaries, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT, the REIT and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws.

     (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (i) the Obligations have been declared due and payable pursuant to Section 9,
(ii) the Administrative Agent receives notice under Section 7.01(i) of any event for which notice is required to be delivered for any Real Property or (iii) the REIT or any of its Subsidiaries are not in compliance with Section 7.06(a) with respect to any Real Property, the REIT and the Borrower will provide, at their sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned or operated by the REIT or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the REIT or the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the REIT and the Borrower shall grant and hereby grant to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grant the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

     Section 7.07 ERISA. Except to the extent that a different reporting obligation is set forth elsewhere in this Agreement in connection with the events described in this Section 7.07, within 15 Business Days after the REIT, any Subsidiary of the REIT or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events, the REIT will deliver to the Administrative Agent a certificate of an Authorized Financial Officer of the REIT setting forth the material details as to such occurrence and the action, if any, that the REIT, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the REIT, the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) except as would not be material, that a Reportable Event has occurred (except to the extent that the REIT has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); (ii) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and a material event described in subsection .62,.63,.64,.65, ..66,.67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days, provided, however, that with respect to the obligation to report under this clause 7.07(ii), the REIT is not required to report to the Administrative Agent earlier than the REIT, Subsidiary or ERISA
Affiliate is required to report to the PBGC; (iii) that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Single Employer Plan; (iv) except as would not be material, that any contribution required to be made by the REIT, any Subsidiary of the REIT or any ERISA Affiliate to a Plan has not been timely made; (v) that a Plan or, to the best knowledge of the REIT or the Borrower, Multiemployer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title
IV of ERISA; (vi) except as would not be material, that a Plan has an Unfunded Current Liability; (vii) that proceedings may reasonably be expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan or to the best knowledge of the REIT or the Borrower, a Multiemployer Plan; (viii) except as would not be material, that a proceeding has been instituted against the REIT, the Borrower, any Subsidiary of the REIT or the Borrower or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (ix) that the REIT, any Subsidiary of the REIT or any ERISA Affiliate will or will reasonably be expected to incur or has incurred any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA, or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA, or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 980B(g)(2) of the Code under Section 4980B of the Code; or (x) that the REIT, the Borrower, or any Subsidiary of the REIT or the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) of the REIT or any of its Subsidiaries that is not tax-qualified under Section 401(a) of the Code. The REIT will deliver to the Administrative Agent (with sufficient copies for each Bank) (i) a complete copy of the annual report (Form 5500) of each Single Employer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed by the REIT or any of its Subsidiaries with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any material notices received by the REIT, the Borrower, any Subsidiary of the REIT or the Borrower or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Administrative Agent (with sufficient copies for each Bank) no later than 15 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the REIT, the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

     Section 7.08 End of Fiscal Years; Fiscal Quarters. The REIT and the Borrower will cause (i) the fiscal year of each Credit Party to end on December 31 and (ii) the fiscal quarter of each Credit Party to end on March 31, June 30, September 30 and December 31.

     Section 7.09 Performance of Obligations. The REIT will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each Operating Lease, ground lease, mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it or any Borrowing Base property is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT, the REIT and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

     Section 7.10 Payment of Taxes. The REIT will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which any penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the REIT or any such Subsidiary; provided that neither the REIT nor any such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings as long as it maintains adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     Section 7.11 Reserve Account. (a) The Borrower shall, prior to the Effective Date, establish with Wachovia Bank a deposit account in the name of the Borrower approved by the Administrative Agent (the "Reserve Account") for the purposes specified herein. Only the Borrowing Base Income and other amounts permitted or required to be deposited therein pursuant hereto shall be deposited in the Reserve Account, in accordance with the terms hereof. The Reserve Account shall be under the sole dominion and control of the Administrative Agent, and the Administrative Agent shall have the sole right to make withdrawals from the Reserve Account and to exercise all rights with respect to the Account Collateral (as hereinafter defined) on deposit therein from time to time, except as otherwise expressly provided in this Section 7.11.
All Account Collateral on deposit from time to time in the Reserve Account shall be held in the Reserve Account in accordance with the provisions hereof.

     (b) All Borrowing Base Income shall be deposited directly into the Reserve Account. The Borrower shall cause each Subsidiary
Guarantor to execute and deliver to each Operating Lessee with whom it has entered into an Operating Lease, irrevocable written instructions to deliver all of the Borrowing Base Income under such Operating Lease to Wachovia Bank for deposit into the Reserve Account.
If any Borrowing Base Income is not delivered directly by an Operating Lessee to the Reserve Account, such Borrowing Base Income shall be held in trust by the recipient thereof for the benefit of the Administrative Agent and the Banks pursuant to this Agreement, and in such case the REIT, the Borrower or the applicable Subsidiary Guarantor shall cause the same to be deposited into the Reserve Account immediately upon receipt thereof. For purposes hereof, the term "Borrowing Base Income" shall mean all income, rents and revenues of the REIT and its Subsidiaries of every type and nature whatsoever, from the Borrowing Base Properties, including rent under the Operating Leases and rent interruption insurance proceeds.

     (c) Provided that no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions of this Section 7.11, the Borrower may withdraw funds from the Reserve Account from time to time for any purpose directly related to its business, including the payment of dividends, without the prior approval of the Administrative Agent.

     (d) As collateral security for the Obligations, each of the REIT and the Borrower and, by virtue of its execution and delivery of a ratification of the Subsidiaries Guaranty, each Subsidiary Guarantor and the Borrower, hereby (i) grants to the Administrative Agent the right to receive all Borrowing Base Income and (ii) pledges and assigns to the Administrative Agent a continuing possessory lien upon and security interest in, (A) all of the Borrowing Base Income, (B) all of the right, title and interest in and to the Reserve Account, and
(C) all of the right, title and interest of the REIT and its Subsidiaries in and to all deposits of Borrowing Base Income and other deposits made from time to time in the Reserve Account in accordance with this Section 7.11, together with all cash and non-cash proceeds thereof, inclusive of interest thereon (collectively, the "Account Collateral"), from the date of the establishment of the Reserve Account until the termination thereof pursuant to the terms hereof.

     (e) Provided no Default or Event of Default shall have occurred and be continuing, the Borrower may direct Wachovia Bank to invest and reinvest any balances in the Reserve Account in Cash Equivalents, provided that (i) the maturities of the Cash Equivalents on deposit in the Reserve Account shall be selected and coordinated to become due not later than on the day before any disbursements from the Reserve Account must be made and otherwise shall be subject to the Administrative Agent's approval, (ii) all such Cash Equivalents shall be held in the name of the Administrative Agent or of Wachovia Bank, as applicable, and shall be under the sole dominion and control of the Administrative Agent, and (iii) no Cash Equivalent shall be acquired unless the Administrative Agent shall retain a perfected first priority Lien in such Cash Equivalent securing the Obligations and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien shall have been taken. All funds in the Reserve Account which are invested in Cash Equivalents shall be deemed to be held in the Reserve Account for all purposes of this Agreement and other Credit Documents. The Administrative Agent shall have no liability for any loss in investments of funds in the Reserve Account that are invested in Cash Equivalents, and no such loss shall affect the Borrower's obligations to fund, or liabilities for funding, the Reserve Account. The REIT and the Borrower agree to include all earnings on the Reserve Account as income of the REIT and the Borrower for federal and applicable state tax purposes.

     (f) All risk of loss in respect of the Account Collateral on deposit in the Reserve Account shall be borne by the REIT and the Borrower. The Administrative Agent shall direct Wachovia Bank to provide to the Administrative Agent and the Borrower a monthly statement of account showing deposits into and disbursements from the Reserve Account.

     (g) Notwithstanding the foregoing provisions of this Section 7.11, upon the occurrence and during the continuance of a Default or an Event of Default, (i) none of the Borrower, the REIT, the Subsidiary Guarantors or any Affiliate of any of the foregoing shall have any right to withdraw funds from the Reserve Account or to give any directions with respect to the investment, use or disbursement thereof, and (ii) the Administrative Agent shall have the immediate and continuing right, in its sole and absolute discretion, at any time or from time to time, to withdraw and apply all Account Collateral from time to time on deposit in the Reserve Account to prepayment of the Loans and/or payment of such other Obligations and costs or expenses relating to the Borrowing Base Properties, and to exercise all other rights and remedies afforded to the Administrative Agent under this Agreement and the other Credit Documents, or otherwise at law or in equity, in respect of the Reserve Account and the Account Collateral on deposit therein; provided, however, that no application of the Account Collateral shall be deemed to have been made by the Administrative Agent, by operation of law or otherwise, unless and until actually made by the Administrative Agent.

     Section 7.12 Certain Partnerships. The REIT and the Borrower will ensure that at all times either the Borrower or a wholly-owned Subsidiary of the Borrower that is a Subsidiary Guarantor is the sole general partner of any Subsidiary Guarantor that is a partnership.

     Section 7.13 Operating Leases. The REIT will take, and will cause each of its Subsidiaries to take, all action within their ability to control as are necessary to ensure that all Operating Leases remain in full force and effect in accordance with their terms. The REIT will not, and will cause each of its Subsidiaries not to, suffer or permit any modification, amendment or termination of any Operating Lease without obtaining the prior consent of the Administrative Agent. In the event of a termination of an Operating Lease with the consent of the Administrative Agent, the REIT will take, and will cause each of its Subsidiaries to take, all action necessary to obtain, prior to the effective date of such termination, a replacement Operating Lessee, as the case may be, satisfactory to the Administrative Agent, who shall be engaged pursuant to an Operating Lease satisfactory to the Administrative Agent. The REIT will, and will cause each of its Subsidiaries to, enforce all material terms and provisions of the Operating Leases. Any breach by the REIT or any of its Subsidiaries of the provisions of this

     Section 7.13 constitutes a Special Mandatory Repayment Event.

     Section 7.14 Lien Waivers; etc. Within 60 days after the making of any Loan the proceeds of which were used to pay contractors for renovations or improvements theretofore made on any Borrowing Base Property, the Borrower shall deliver to the Administrative Agent (x) lien waivers in form and substance reasonably satisfactory to the Administrative Agent from the contractor or contractors that have made such renovations or improvements and (y) at the reasonable request of the Administrative Agent, an endorsement to such Mortgage Policy insuring that the priority of the Mortgage on such Borrowing Base Property is not affected by such renovations or improvements.

     Section 7.15 Appraisals. If the Administrative Agent or the Required Banks shall advise the Borrower by written notice that the Administrative Agent or the Required Banks reasonably believe that the value of one or more Borrowing Base Properties has been materially and adversely affected, for any reason, since the date of the most recent Appraisal thereof, promptly thereafter the Borrower will cause the preparation and delivery to the Administrative Agent of a new Appraisal of each such Borrowing Base Property dated not more than 30 days prior to the date of such delivery.

     Section 7.16 Casualty and Condemnation; Restoration. (a) Upon the occurrence of any Casualty Event affecting all or any portion of any Borrowing Base Property, whether or not covered by insurance, which will cost (or may reasonably be expected to cost) 25% or more of the Borrowing Base Amount for such Borrowing Base Property to Restore, as reasonably determined by the Borrower and so certified by an Authorized Officer of the Borrower in a certificate delivered to the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent written notice of the same which shall, among other things, describe such Casualty Event.

     (b) The Administrative Agent, on behalf of the Secured Creditors, is hereby authorized, at its option, to collect and receive all Insurance Proceeds in respect of a Borrowing Base Property (other than

Insurance Proceeds attributable to workers' compensation and liability insurance) and to give proper receipts and acquittances therefor;
provided, however, that (x) if no Event of Default shall have occurred and be continuing, the Borrower shall have the right to direct the Administrative Agent to apply Insurance Proceeds in accordance with Sections 7.16(e) and (f) and (y) if no Event of Default shall have occurred and be continuing, to the extent not inconsistent with the requirements of Sections 7.16 (e) and (f), the Borrower shall have the right to direct the Administrative Agent (1) to pay to the Borrower or the other applicable Credit Party all Insurance Proceeds with respect to any Casualty Event affecting a Borrowing Base Property which will cost (or may reasonably be expected to cost) less than $50,000 to Restore. If, prior to the receipt by the Administrative Agent of such Insurance Proceeds, any Borrowing Base Property shall have been transferred upon foreclosure of the applicable Mortgage (or by deed in lieu thereof) or other Security Document, the Administrative Agent shall have the right to receive such Insurance Proceeds to the extent (x) such Insurance Proceeds are attributable to a Casualty Event occurring prior to foreclosure or delivery of any deed in lieu thereof and (y) of any deficiency attributable to such Borrowing Base Property found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Administrative Agent in connection with the collection of such Insurance Proceeds. The Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Credit Party. During the continuance of any Event of Default, the Administrative Agent is hereby authorized and empowered by the Borrower and each other Credit Party to settle, adjust or compromise any claims for damage, destruction or loss thereunder in good faith, with or without the consent of any Credit Party (and each of the Borrower and each other Credit Party hereby irrevocably appoints and constitutes the Administrative Agent as its lawful attorney-in-fact, coupled with an interest and with full power of substitution, for the purpose of settling, adjusting or compromising any such claims with respect to any Borrowing Base Property). In no event shall any Credit Party settle, adjust or compromise any claim for Insurance Proceeds in respect of any Borrowing Base Property of 25% or more of the Borrowing
Base Amount for such Borrowing Base Property without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed. Each insurance company concerned is hereby authorized and directed to make payment of all Insurance Proceeds in respect of each of the Borrowing Base Properties payable by it directly to the Administrative Agent. If any Credit Party receives any Insurance Proceeds resulting from such Casualty Event in respect of any Borrowing Base Property, such Credit Party shall (subject to the requirements of any ground lease affecting such Borrowing Base Property) promptly endorse and transfer such Insurance Proceeds to the Administrative Agent and each Credit Party covenants that until so paid over to the Administrative
Agent, such Credit Party shall hold such Insurance Proceeds in trust for the benefit of the Administrative Agent and shall not commingle such Insurance Proceeds with any other funds or assets of such Credit Party or any other Person.

     (c) The Borrower will promptly deliver written notice to the Administrative Agent upon obtaining knowledge of the institution, or the proposed institution, of any bona fide action or proceeding for the Taking of all or any portion of any Borrowing Base Property. The Administrative Agent shall have the right to participate in any negotiation, action or proceeding relating to any such action or proceeding affecting any Borrowing Base Property, and no settlement or compromise of any claim of 25% or more of the Borrowing Base
Amount for such Borrowing Base Property in connection with any such action or proceeding shall be made without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

     (d) The Administrative Agent, on behalf of the Secured Creditors, is hereby authorized, at its option, to collect and receive all Condemnation Proceeds in respect of each of the Borrowing Base
Properties and to give proper receipts and acquittances therefor;
provided that, (x) if no Event of Default shall have occurred and be contining, the Borrower shall have the right to direct the Administrative Agent to apply Condemnation Proceeds in accordance with Sections 7.16(e) and (f) and (y) if no Event of Default shall have occurred and be continuing, to the extent not inconsistent with the requirements of Sections 7.16(e) and (f), the Borrower shall have the right to direct the Administrative Agent to pay to the Borrower or the other applicable Credit Party all Condemnation Proceeds with respect to a Taking affecting a Borrowing Base Property which will cost (or may reasonably be expected to cost) less than $50,000 to Restore. If, prior to the receipt by the Administrative Agent of such Condemnation Proceeds, the portion of the Borrowing Base Property subject to such action or proceeding shall have been sold upon foreclosure of the applicable Mortgage (or by deed in lieu thereof) or other Security Document, the Administrative Agent shall have the right to receive such Condemnation Proceeds to the extent (x) such Condemnation Proceeds are attributable to a Taking occurring prior to foreclosure or delivery of any deed in lieu thereof and (y) of any deficiency attributable to such Borrowing Base Property found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Administrative Agent in connection with the collection of such Condemnation Proceeds. The Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Credit Party. During the continuance of any Event of Default, the Administrative Agent is hereby authorized and empowered by the Borrower and each other Credit Party to settle, adjust or compromise any claims for Condemnation Proceeds with or without the consent of any Credit Party (and each of the Borrower and each other Credit Party hereby irrevocably appoints and constitutes the Administrative Agent as its lawful attorney-in-fact, coupled with an interest and with full power of substitution, for the purpose of settling, adjusting or compromising any such claims with respect to any Borrowing Base Property). In no event shall any Credit Party settle, adjust or compromise any claim for Condemnation Proceeds in respect of any Borrowing Base Property of 25% or more of the Borrowing Base Amount for such Borrowing Base Property or more without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed. Each condemnor concerned is hereby authorized and directed to make payment of all Condemnation Proceeds in respect of each of the Borrowing
Base Properties payable by it directly to the Administrative Agent.
If any Credit Party receives any Condemnation Proceeds resulting from such condemnation in respect of any Borrowing Base Property, such Credit Party shall promptly endorse and transfer such Condemnation
Proceeds to the Administrative Agent and each Credit Party covenants that until so paid over to the Administrative Agent, such Credit Party shall hold such Condemnation Proceeds in trust for the benefit of the Administrative Agent and shall not commingle such Condemnation Proceeds with any other funds or assets of such Credit Party or any other Person.

     (e) In the event of (x) any Casualty Event with respect to a Borrowing Base Property which will cost (or may reasonably be expected to cost) 50% or more of the Borrowing Base Amount for such Borrowing Base Property to Restore, as reasonably determined by the Borrower and so certified by an Authorized Officer of the Borrower in a certificate delivered to the Administrative Agent or (y) any Taking with respect to a Borrowing Base Property which will cost (or may reasonably be expected to cost) the lesser of (1) $100,000 and (2) 25% of the Borrowing Base Amount for such Borrowing Base Property, or more, to Restore, the Administrative Agent shall elect, by written notice delivered to the Borrower as soon as practical thereafter, but in any event before the earlier of 30 days after receipt of such certificate of an Authorized Officer of the Borrower, either:

          (i) to apply all of the Insurance Proceeds or Condemnation Proceeds, as the case may be, to prepay the Loans, in which case the Borrower shall not be required to Restore such Borrowing Base Property but such Borrowing Base Property shall continue to be encumbered by a Mortgage to secure the Obligations; or

          (ii) if all the following conditions shall be satisfied, to require the Borrower to Restore such Borrowing Base Property pursuant to subsection 7.16(f):

          (A) the Maturity Date shall not have occurred;

          (B) no Default or Event of Default shall have occurred and be continuing or would be caused by such Restoration;

          (C) the Borrower is in compliance in all respects with the provisions of Section 7.16(f);

          (D) the Administrative Agent shall have determined, in its reasonable discretion and after considering such written opinions of architects and engineers and other written information as the Borrower shall timely deliver to the Administrative Agent, that Restoration of such Borrowing Base Property is, under the circumstances then existing, physically and economically feasible and can be completed in accordance with Section 7.16(f) on or before a date not later than the Maturity Date;

          (E) the Credit Parties shall have business interruption insurance complying with Section 7.03 in an amount at least equal to the overall reduction in revenues of such Borrowing Base Property, if any, which the Borrower reasonably expects to suffer during the period of Restoration;

          (F) the Credit Parties shall have complied with all notices and other requirements under any Operating Lease affecting such Borrowing Base Property that must be satisfied in respect of such Restoration, such Restoration is permitted under the terms of such Operating Lease and such Operating Lease remains in full force and effect; and

          (G) either (1) the Net Insurance/Condemnation Proceeds shall be sufficient to complete the costs of such Restoration, as determined by the Administrative Agent in its reasonable discretion, or (2) in the event that the Administrative Agent determines that such Net Insurance/Condemnation Proceeds are insufficient to complete the costs of such Restoration, the Credit Parties shall have provided a cash deposit for the amount of any shortfall in the amount of Net Insurance/Condemnation Proceeds necessary to cover the costs to complete such Restoration.

If the Credit Parties shall fail to satisfy the conditions set forth in clause (ii) of the preceding sentence or in Section 7.16(f) with respect to the related Borrowing Base Property, or shall fail to diligently and continuously prosecute the Work to completion (other than as a result of Excusable Delay), as determined by the Administrative Agent, in its reasonable discretion, then the Administrative Agent may apply all of the Insurance Proceeds or Condemnation Proceeds, as applicable, to prepay the Loans.

          (f) In the event of (x) any Casualty Event with respect to a Borrowing Base Property which will cost (or may reasonably be expected to cost) less than 50% of the Borrowing Base Amount for such Borrowing Base Property to Restore, as reasonably determined by the Borrower and so certified by an Authorized Officer of the Borrower in a certificate delivered to the Administrative Agent, (y) any Taking with respect to a Borrowing Base Property which will cost (or may reasonably be expected to cost) the lesser of (1) $100,000 and (2) 25% of the Borrowing Base Amount for such Borrowing Base Property, or more, to Restore or (z) in the event of any Taking or any other Casualty Event with respect to which the Administrative Agent has elected to require the Borrower to Restore a Borrowing Base Property pursuant to Section 7.16(e) and the conditions set forth in clause (ii) of the first sentence of Section 7.16(e) are satisfied, all Net Insurance/Condemnation Proceeds shall be held by the Administrative Agent in an interest-bearing account with the Administrative Agent, with all interest to be held therein until completion and final inspection of the Work, and shall be applied by the Administrative Agent to the payment of the cost of Restoring such Borrowing Base Property so damaged or destroyed or of the portion or portions of such Borrowing Base Property not so Taken (the "Work") and shall be paid out from time to time to the Borrower as the Work progresses, subject to retainage as reasonably determined by the Administrative Agent in accordance with customary construction lending practices and otherwise in accordance with any conditions reasonably imposed by the Administrative Agent but subject to each of the following conditions:

          (i) Subject to Excusable Delays, the Borrower shall promptly (and in any event within 60 days after the applicable Casualty
     Event or Taking) commence, or cause the commencement of, Restoration of such Borrowing Base Property.

          (ii) If the Work is structural or if the cost of the Work, as estimated by the Borrower, shall exceed 10% of the Borrowing Base Amount with respect to such Borrowing Base Property, the Work shall be in the charge of an architect or engineer reasonably acceptable to the Administrative Agent, and before any Credit Party commences any Work, other than temporary work to protect property or prevent interference with business, the Administrative Agent shall have approved the plans and specifications and the general contract for the Work to be submitted by such Credit Party, which approval shall not be unreasonably withheld. Such plans and specifications shall provide for such Work that, upon completion thereof, the Improvements shall (x) be in compliance in all material respects with all Legal Requirements such that all representations or warranties of the Credit Parties relating to the compliance of such Borrowing Base Property with applicable laws as set forth in this Agreement and in the other Credit Documents would then be true and correct in all material respects, and (y) be reasonably equivalent in value and general utility to the Improvements which were on such Borrowing Base Property prior to the Casualty Event or Taking. Such plans and specifications shall be accompanied by
     (1) a signed estimate of the Borrower, or, if an architect or engineer is required to supervise the Work, such architect or engineer, stating the estimated cost of completing the Work, which estimate shall bear the architect's or engineer's seal if not made by the Borrower and (2) to the extent necessary at such stage of the Work, certified copies of all authorizations required in connection with the commencement and performance of the Work.

          (iii) Each request for payment shall be made on five days' prior notice to the Administrative Agent and shall be accompanied by invoices and by (a) a certificate to be made by such architect or engineer, if one be required under clause (ii) above, otherwise by a certificate of an Authorized Officer of the Borrower, stating that (1) all of the Work completed has been done in substantial compliance with the approved plans and specifications, if any be required under said clause (ii) above, and (2) the sum requested is required to reimburse any of the Credit Parties for payments made by the applicable Credit Party to, or is due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by the Administrative Agent does not exceed the cost of the Work done to the date of such certificate, and (b) a certificate of an Authorized Officer of the Borrower stating either that (x) the amount of such proceeds remaining in the hands of the Administrative Agent, or (y) the amount of such funds, in the hands of the applicable Credit Party from other sources irrevocably committed to the completion of the

     Work in a manner reasonably satisfactory to the Administrative Agent (including delivery of such funds to the Administrative Agent for application to pay the costs of the Restoration), will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Administrative Agent may require an estimate of the cost of such completion). The Administrative Agent may require that any such statements be independently verified by an inspector approved by the Administrative Agent to the extent that any such costs for the Work equal or exceed 10% of the Borrowing Base Amount for such Borrowing Base Property.

          (iv) Each request shall be accompanied by lien waivers satisfactory to the Administrative Agent covering that part of the Work for which payment or reimbursement has been made (or other evidence as shall be satisfactory to the Administrative Agent in its sole discretion confirming that no rights of mechanics, contractors, subcontractors, materialmen or suppliers are outstanding in respect of such Work) and by a search prepared by a title company reasonably satisfactory to the Administrative Agent establishing that there has not been filed with respect to such Borrowing Base Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Administrative Agent and evidencing the continued priority of the Mortgage on such Borrowing Base Property.

          (v) The available property Insurance Proceeds or Condemnation Proceeds which are paid or will be payable by the insurance company, together with other cash proceeds available to the Borrower and held in a reserve by the Administrative Agent are, in the reasonable judgment of the Administrative Agent, sufficient to pay in full costs of the Restoration.

          (vi) There shall be no Default or Event of Default.

          (vii) The request for any payment after the Work has been completed shall be accompanied by (a) a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal and (b) final lien waivers for all labor, materials and supplies from all contractors, subcontractors and materialmen, except with respect to claims or rights being contested or bonded in accordance with the provisions of Section 8.01(ii).

          (viii) After commencing the Work, the Borrower or its applicable Subsidiary shall, subject to Excusable Delays, cause such Work to be performed diligently and in good faith in a good and workmanlike manner to completion in accordance with the approved plans and specifications, if any.

          (ix) The Administrative Agent shall have received "agreements to complete" of the general contractor and any independent architects or engineers, which agreements to complete shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (x) The Borrower shall have obtained and maintained, or shall have caused the applicable Credit Party to obtain and maintain, "all risks" insurance in accordance with Section 7.03. Notwithstanding anything contained herein to the contrary, if the estimated cost to Restore the Borrowing Base Property, as reasonably determined by the Administrative Agent, is less than $250,000 and the Borrower provides to the Administrative Agent a restoration budget prepared by a general contractor or other independent third party in reasonable detail, the requirements of Section 7.16(f)
     (ii), (iii), (iv), (vii) and (ix) shall be waived; provided, however, that the Borrower submits to the Administrative Agent third party invoices supporting each request for funds consistent with the budget for the Work. All costs and expenses of any Restoration, including, without limitation, any Work, engineer's fees, architect's fees or contractor's fees and the cost and expense of complying with this Section 7.16(f), shall be for the account of the Borrower and/or its applicable Subsidiary. Upon completion of the Work and payment in full therefor, the Borrower shall promptly deliver to the Administrative Agent a Completion Certificate with respect thereto, and the Administrative Agent shall return to the Borrower the amount of any unspent Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Administrative Agent on account of the Casualty Event or Taking that created the need for such Work, together with all undisbursed accrued interest thereon. Nothing in this Section
     7.16 shall prevent the Administrative Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default.

     Section 7.17 REIT Requirements. The REIT shall operate its business at all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Code. The REIT will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of the REIT as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The REIT will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

     Section 7.18 Syndication Cooperation. Wachovia Bank and its Affiliates (collectively, the "Original Lender") reserve the right, after the Effective Date, to syndicate all or part of the Total Commitment, from time to time, to one or more Banks, as more particularly provided in Section 12.04. Such syndication will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the REIT and its Subsidiaries and the proposed syndicate members. To assist the Original Lender in its syndication efforts, the REIT and its Subsidiaries hereby agree (a) to provide to the Original Lender and the other syndicate members upon request with all reasonable information reasonably deemed necessary by the Original Lender to complete syndication, including, but not limited to, information and evaluations prepared by the REIT and its Subsidiaries or on their behalf relating to the transactions contemplated hereby and (b) to assist the Original Lender upon request in the preparation of an Information Memorandum to be used in connection with the syndication of the credit facilities contemplated herein, including making available, upon reasonable advance notice, the officers of the REIT and its Subsidiaries from time to time and to attend and make presentations regarding the business and prospects of the REIT and its Subsidiaries, as appropriate, at a meeting or meetings of Banks or prospective Banks. The Original Lender will provide the REIT with a copy of the Information Memorandum for review prior to the distribution thereof to prospective Banks.

                              ARTICLE VIII
                           NEGATIVE COVENANTS

     Each of the REIT and the Borrower hereby covenants and agrees (as to itself and each of its Subsidiaries) that on and after the Effective Date and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     Section 8.01 Liens. The REIT will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the REIT or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the REIT or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, "Permitted Liens"):

          (i) inchoate Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule
     VII (which Schedule VII need not set forth Permitted Encumbrances and the Liens created pursuant to the Security Documents), but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens, but no renewals or extensions of such Liens shall be permitted;

          (iv) Permitted Encumbrances;

          (v) Liens created pursuant to the Security Documents;

          (vi) Operating Leases and leases or subleases to tenants (including merchants, vendors or other providers of services) to be located in the respective Property or granted by the Borrower or any of its Subsidiaries to other Persons in the ordinary course of business not materially interfering with the conduct of business at the respective Property;

          (vii) (A) Liens upon equipment or machinery subject to Capitalized Lease Obligations, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligations and (y) the Lien encumbering the asset giving rise to such Capitalized Lease Obligation does not encumber any other asset of the REIT or any of its Subsidiaries and (B) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided further that the Lien encumbering the asset giving rise to the purchase money Indebtedness does not encumber any other asset of the REIT or any of its Subsidiaries, provided further that the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause

          (vii) shall not at any time exceed $5,000,000;

          (viii) Liens securing Permitted Non-Recourse Indebtedness of Specified Subsidiaries permitted under Section 8.04(viii) so long as such Liens only encumber the Property (including the furniture, fixtures and equipment related thereto) of the Specified Subsidiary that has assumed or incurred such Permitted Non-Recourse Indebtedness;

          (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (x) Liens arising from precautionary UCC financing statement filings in respect of Operating Leases;

          (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xii) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (xiii) Liens arising out of judgments or awards in respect of which the REIT or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards (and the aggregate amount of any cash and the fair market value of any property pledged by the REIT or any of its Subsidiaries in connection therewith) does not exceed $2,000,000 at any time outstanding; and

          (xiv) Liens evidenced by the documentation for the Existing Indebtedness and any refinancings or renewals thereof so long as the amount of any such refinancing or renewal is not greater than the principal balance of the applicable portion of the Existing Indebtedness as of the date of such refinancing or renewal, plus an amount of additional indebtedness to cover the closing costs of such refinancing or renewal, but not to exceed 5% of the amount being refinanced or renewed.

     Section 8.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The REIT will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures (including payments in respect of Capitalized Lease Obligations) by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Sections 8.01
     (vii)(B) and 8.07;

          (ii) the Borrower and each of its Subsidiaries may in the ordinary course of business, (x) sell or otherwise dispose of equipment and materials which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business and (y) sell or exchange other items of equipment and materials so long as the purpose of each such sale or exchange is to acquire (and results within 30 days of such sale or exchange in the acquisition of) replacement items of equipment or materials which are the functional equivalent of the item of equipment or material so sold or exchanged and is at least of equivalent value and quality;

          (iii) Investments may be made to the extent permitted by
     Section 8.05;

          (iv) the Borrower and each of its Subsidiaries may lease (as lessee) real or personal property (other than any of the Borrowing Base Properties) in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by Section 8.01(vii));

          (v) the Borrower and each of its Subsidiaries may make sales of inventory in the ordinary course of business;

          (vi) (Intentionally Omitted)

          (vii) the Borrower and each of its Subsidiaries may sell other assets (other than the capital stock or other equity interests of any Subsidiary Guarantor and other than the Borrowing Base Properties) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is at fair market value (as determined in good faith by the Borrower), and (iii) the aggregate amount of all sales made pursuant to this Section 8.02(vii) shall not, exceed 25% of the Book Value in any fiscal year of the REIT;

          (viii) (Intentionally Omitted)

          (ix) the REIT may merge or be consolidated with another entity so long as the REIT is the surviving entity, and the Borrower and its Subsidiaries may acquire Properties (which will not constitute Borrowing Base Properties), whether by means of merger, consolidation or otherwise (so long as the Borrower or its Subsidiaries are the surviving entity in any merger or consolidation) and may provide or purchase Mortgage Loans (or may acquire the capital stock or other equity interests of the Person or Persons owning such Properties and/or Mortgage Loans) so long as (i) no Default or Event of Default then exists or would result therefrom,
     (ii) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to such acquisition, no Default or Event of Default will exist under, or would have existed during the Test
     Period last reported (or required to be reported pursuant to Section 7.01(a) or (b), as the case may be) prior to the date of the respective acquisition of a Property or purchase or provision of a Mortgage Loan under, the financial covenants contained in Sections
     8.08 through 8.11, inclusive, (iii) based on good faith projections prepared by the REIT or the Borrower for the period from the date of the consummation of such merger or consolidation or such acquisition of a Property or purchase or provision of a Mortgage Loan to the date which is one year thereafter calculated after giving effect to the respective acquisition of a Property or purchase or provision of a Mortgage Loan, the level of financial performance measured by the covenants set forth in Sections 8.08 through 8.10, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under the financial covenants contained in Sections 8.08 through 8.10, inclusive, as compliance with such covenants will be required through the date which is one year from the date of the consummation of the respective acquisition of a Property or purchase or provision of a Mortgage
     Loan, and (iv) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses
     (i) through (iii) (and containing all calculations required to demonstrate such compliance);

          (x) any Subsidiary Guarantor may be merged with and into the Borrower or any other Subsidiary Guarantor so long as (i) in the case of any merger involving the Borrower, the Borrower is the surviving corporation, (ii) in the case of any merger between two Subsidiary Guarantors one of which is a wholly-owned Subsidiary, such wholly-owned Subsidiary is the surviving corporation, (iii) in the case of any merger involving a non-wholly-owned Subsidiary, the only consideration paid to third parties in connection therewith is cash, provided that any such cash payment shall be treated as an Investment made (and shall reduce the aggregate amount of Investments permitted to be made) under Section 8.05(vi) and such payment may only be made to the extent that an Investment may be made at such time under such Section 8.05(vi), (iv) all Liens granted pursuant to the Security Documents on any property or assets of any Subsidiary Guarantor shall remain in full force and effect and with at least the same priority as such Lien would have had if such merger had not occurred and

          (v) at least 10 Business Days prior written notice of any such merger is given by the Borrower to the Administrative Agent; and

          (xi) any Subsidiary of the Borrower (other than a Specified Subsidiary) that is not a Subsidiary Guarantor may be merged with and into any other Subsidiary of the Borrower (other than a Specified Subsidiary) that is not a Subsidiary Guarantor so long as in the case of any merger involving a non-wholly-owned Subsidiary of the Borrower, the only consideration paid to third parties in connection therewith is cash, provided that any such cash payment shall be treated as an Investment made (and shall reduce the aggregate amount of Investments permitted to be made) under Section 8.05(vi) and such cash payment may only be made to the extent that an Investment may be made at such time under such
     Section 8.05(vi).

     Section 8.03 Dividends. Except to the extent required in order for the REIT to maintain its status as an entity taxed as a real estate investment trust in accordance with the written advice of counsel, the REIT will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the REIT or any of its Subsidiaries, except that (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to a wholly-owned Subsidiary of the Borrower, (ii) any non-wholly-owned Subsidiary of the Borrower may pay cash Dividends to its shareholders, partners or other equity holders generally so long as (x) the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof
(based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary) and (y) no Dividends may be paid by any non wholly-owned Subsidiary of the Borrower (other than ET Capital Corp.) at any time that any intercompany loans are outstanding to such Subsidiary, and (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to the REIT, which in turn may pay cash Dividends to its shareholders to the extent of any Dividends received by the REIT from the Borrower, provided that the aggregate amount of cash Dividends paid by the REIT pursuant to this clause (iii) in any fiscal quarter of the REIT shall not exceed 90% of the REIT's estimated funds from operations for such fiscal quarter, and provided further that no Dividends shall be paid by the REIT pursuant to this clause (iii) in any fiscal quarter of the REIT prior to the release by the REIT of its quarterly earnings report for the preceding quarter.

     Section 8.04 Indebtedness. The REIT will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Existing Indebtedness to the extent the same is listed on Schedule V (although any Existing Indebtedness of the type described in clause (iii) of this Section 8.04 does not have to be listed on such Schedule V), and any refinancings or renewals thereof so long as the amount of any such refinancing or renewal is not greater than the principal balance of the applicable portion of the Existing Indebtedness as of the date of such refinancing or renewal, plus an amount of additional indebtedness to cover the closing costs of such refinancing or renewal, but not to exceed 5% of the amount being refinanced or renewed;

          (iii) accrued expenses and trade accounts payable incurred in the ordinary course of business;

          (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and/or purchase money Indebtedness to the extent permitted under Section 8.01(vii);

          (v) intercompany Indebtedness among the Borrower and the Subsidiary Guarantors to the extent permitted by Section 8.05(iv);

          (vi) intercompany Indebtedness owed by Subsidiaries of the Borrower which are not Subsidiary Guarantors to the Borrower or any Subsidiary Guarantor to the extent permitted by Section
     8.05(vi);

          (vii) unsecured short-term trade Indebtedness of the Borrower or any of its Subsidiaries incurred in the ordinary course of business; and

          (viii) Permitted Non-Recourse Indebtedness of a Specified Subsidiary incurred to finance the provision or purchase of a Mortgage Loan or the purchase of (or assumed at the time of the purchase of), or to finance the renovation of, a Property, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) based on calculations made by the Borrower on a Pro Forma Basis as if the incurrence of such Indebtedness had occurred on the first day of the respective Calculation Period relating to such incurrence, no Default or Event of Default will exist under, or would have existed during the period beginning on the first day of the respective Calculation Period and ended on the Determination Date under, the financial covenants contained in Sections 8.08 through 8.10, inclusive, (iii) based on good faith projections prepared by the Borrower for the period from the date that such Indebtedness is incurred to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 8.08 through 8.10, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under the financial covenants contained in Sections 8.08 through 8.10, inclusive, as compliance with such covenants will be required through the date which is one year from the date of the incurrence of such Indebtedness, (iv) the amount of any such Permitted Non-Recourse Indebtedness does not exceed 75% of the Market Value of the Property or Mortgage Loan, as the case may be, at such time, (v) the aggregate principal amount of all Permitted Non-Recourse
     Indebtedness outstanding at any one time shall not exceed [$25,000,000], (vi) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this Section 8.04(viii) and containing the calculations required by the preceding clauses (ii), (iii), (iv) and (v), and (vii) the asset to be financed with such Permitted Non-Recourse Indebtedness is not a Borrowing Base Property.

     Section 8.05 Advances, Investments and Loans. The REIT will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and the Subsidiary Guarantors may purchase or provide Mortgage Loans in accordance with Section 8.02(ix);

          (iv) the REIT, the Borrower and its Subsidiaries may make intercompany loans to one another so long as any intercompany loan made by any Subsidiary Guarantor that is not a wholly-owned
     Subsidiary of the Borrower shall contain the subordination provisions set forth in Exhibit O;

          (v) The REIT may make cash equity contributions to the Borrower;

          (vi) subject to the restrictions set forth in Section 8.16, the Borrower and its Subsidiaries may make additional Investments so long as (i) no Default or Event of Default then exists or would result therefrom and (ii) after giving effect to any such Investment, the aggregate principal amount of Loans then outstanding shall not exceed the Borrowing Base then in effect; and (vii) the REIT and its Subsidiaries may hold the stock or other interests in their respective Subsidiaries; and

          (viii) (Intentionally Omitted)

     Section 8.06 Transactions with Affiliates. The REIT will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the REIT or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the REIT or such Subsidiary as would reasonably be obtained by the REIT or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) Dividends may be paid to the extent provided in Section
     8.03; and

          (ii) loans may be made and other transactions may be entered into by the REIT and its Subsidiaries to the extent permitted by
     Section 8.04 or 8.05.

     Section 8.07 Capital Expenditures. The REIT will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures if after giving effect thereto a Default or an Event of Default would exist.

     Section 8.08 Minimum Tangible Net Worth. The REIT will not permit the Tangible Net Worth of the REIT and its Subsidiaries to be less than the sum of (i) $75,000,000 and (ii) an amount equal to 75% of the net proceeds of any capital stock or other equity interests issued by the REIT or its Subsidiaries at any time after the Effective Date.

     Section 8.09 Total Leverage Ratio. The REIT will not permit the ratio of Consolidated Indebtedness to Book Value to exceed 65.0% at any time.

     Section 8.10 Minimum Interest Coverage Ratio. The REIT will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for the Test Period then ended to be less than 1.75:1.0 at any time.

     Section 8.11 Minimum Fixed Charge Coverage Ratio. The REIT will not permit the ratio of Consolidated EBITDA to Fixed Charges for the Test Period then ended to be less than 1.50 to 1.0 at any time.

     Section 8.12 Public REIT Status. The REIT will not cease, for any reason, to maintain (i) its qualification as a real estate investment trust under Sections 856 through 860 of the Code or (ii) its status as a publicly traded, stock exchange listed company.

     Section 8.13 Limitation on Creation of Subsidiaries. The REIT will not, and will not permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries, except that the Borrower and its wholly-owned Subsidiaries shall be permitted to establish, create or acquire wholly-owned Subsidiaries and, to the extent permitted by
Section 8.02(viii), Section 8.02(ix) and Section 8.05(vi), non-wholly-owned Subsidiaries, in each case in connection with the acquisition of new Properties and the provision or purchase of Mortgage Loans permitted by Section 8.02(viii) and Section 8.02 (ix) and Investments permitted by
Section 8.05(vi), as the case may be.

     Section 8.14 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. The REIT will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any Permitted Non-Recourse Indebtedness,
(ii) make (or give any notice in respect of) any payment or prepayment on or redemption or acquisition for value of, including, in each case without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due, any principal, premium, interest or other amounts on the Existing Indebtedness, provided that, so long as no Default or Event of Default then exists, the Borrower may make the scheduled principal and interest payments on the Existing Indebtedness, (iii) amend or modify, or permit the amendment or modification of, any provision of any Permitted Non-Recourse Indebtedness or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto
(other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and could not reasonably be expected to be adverse to the interests of the Banks in any material respect), (iv) amend or modify, or permit the amendment or modification of, any provision of the Debt Agreements, or
(v) amend, modify or change its declaration of trust, certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement or any equivalent organizational document, or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes pursuant to this clause (v) or any such new agreements which are not adverse in any material respect to the interests of the Banks, provided that in no event shall any amendments, modifications or changes to the terms of the capital stock of the REIT, or any Subsidiary of the REIT be permitted, other than any amendments which change the number of authorized shares of capital stock.

     Section 8.15 Limitation on Certain Restrictions on Subsidiaries.
The REIT will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower,
(b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except in each case for such encumbrances or restrictions existing under or by reason of
(i) applicable law, (ii) this Agreement and the other Credit Documents,
(iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 8.01(vii) and (vi) restrictions existing in any document executed in connection with any Permitted Non-
Recourse Indebtedness so long as such restrictions only apply to the Specified Subsidiary that has incurred such Permitted Non-Recourse Indebtedness.

     Section 8.16 Limitation on Issuance of Capital Stock. The REIT will not permit any of its Subsidiaries other than the Borrower to issue any capital stock (including by way of sales of treasury stock) or other equity interests or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of the REIT or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary and (iii) to qualify directors to the extent required by applicable law.

     Section 8.17 Business. Without the prior written consent of the Administrative Agent, the REIT will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business of the REIT and its Subsidiaries as of the Effective Date.

     Section 8.18 Borrowing Base. The Borrower will not permit the outstanding balance of Loans at any time to exceed the Borrowing Base. The Administrative Agent may, at any time and from time to time in its sole discretion, recalculate the Borrowing Base (by recalculating the Borrowing Base amounts attributable to any or all of the Borrowing Base Properties), and shall notify the Borrower in writing if, following any such recalculation, the outstanding principal balance of Loans exceeds the Borrowing Base. The Borrower shall repay Loans in accordance with
Section 3.02 upon receipt of any such notice from the Administrative
Agent.

                               ARTICLE IX
                            EVENTS OF DEFAULT

     Upon the occurrence of any of the following specified events (each an "Event of Default"):

     Section 9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     Section 9.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     Section 9.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(f)(i) or 7.03 or Section 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 9.01) and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Banks, except that any default under Section 7.13 shall constitute a Special Mandatory Repayment Event and shall not constitute an Event of Default unless there is also a default under Section 3.02(f); or

     Section 9.04 Default Under Other Agreements. (i) The REIT or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the REIT or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under clauses (i) or
(ii) of this Section 9.04 unless the aggregate outstanding principal amount of all Indebtedness as described in such clauses (i) and (ii) is at least $10,000,000; or

     Section 9.05 Bankruptcy, etc. A Debtor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto
(the "Bankruptcy Code"); or an involuntary case is commenced against a Debtor and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of a Debtor or a Debtor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating such Debtor, or there is commenced against a Debtor any such proceeding which remains undismissed for a period of 60 days, or a Debtor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days; or a Debtor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or a Debtor makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by a Debtor for the purpose of effecting any of the foregoing; provided, however, that the occurrence of any of the events described in this Section 9.05 with respect to a Subsidiary of the REIT that is not the Borrower or a Subsidiary Guarantor and is not a Subsidiary of the REIT to which more than $25,000,000 of Book Value is attributable shall not be a Default or an Event of Default; or

     Section 9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section
412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, ..63, .64., .65, .66, .67 or .68 or PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan or Multiemployer Plan shall have had or is likely to have the PBGC seek to appoint a trustee to administer such Plan, any Plan or Multiemployer Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by the REIT, any Subsidiary of the REIT or any ERISA Affiliate to a Plan has not been timely made, the REIT or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan or Multiemployer Plan under ERISA or the Code, or on account of a group health plan (as defined in Section 607(1) of ERISA or Section

4980B(g)(2) of the Code) under Section 4980B of the Code, or the REIT or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) of the REIT or any of its Subsidiaries that is not tax-qualified under Section 401(a) of the Code or Plans; and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the REIT, the REIT and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole; or

     Section 9.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.01), and subject to no other Liens (except as permitted by Section 8.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

     Section 9.08 Guaranty. Any Guaranty shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guaranty and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Guaranty; or

     Section 9.09 Judgments. One or more judgments or decrees shall be entered against the REIT or any of its Subsidiaries involving in the aggregate for the REIT and its Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $2,000,000; or

     Section 9.10 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

                              ARTICLE X
                   DEFINITIONS AND ACCOUNTING TERMS

     Section 10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account Collateral" shall have the meaning provided in Section
7.11(d).

     "Administrative Agent" shall mean Wachovia Bank, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section
11.01 or 11.09.

     "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and general partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

     "Applicable Margin" shall mean: (a) with respect to a Eurodollar Loan, (i) 3.25%; and (b) with respect to a Base Rate Loan, 0.50%.

     "Appraisal" shall mean a written appraisal prepared by an independent MAI appraiser engaged by and acceptable to the Administrative Agent, prepared in accordance with the Administrative Agent's customary independent appraisal requirements and in compliance with all applicable regulatory requirements, including 12 C.F.R. Part 34-Subpart C, and otherwise in form, scope and substance satisfactory to the Administrative Agent.

     "Appraised Value" shall mean, as to any Borrowing Base Property, the as-is fair market value of such Borrowing Base Property as reflected in the then most recent Appraisal of such Borrowing Base Property delivered pursuant to Section 7.15.

     "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit P (appropriately completed).

     "Authorized Financial Officer" of any Credit Party shall mean any of the President, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party or any other officer of such Credit Party designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to act in such capacity so long as the other officer is a financial person who works in such Credit Party's controller's or accounting office.

     "Authorized Officer" of any Credit Party shall mean any of the President, any Authorized Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

     "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 12.04(b).

     "Bank Debt" shall mean, at any time, the aggregate outstanding principal amount of all Loans at such time.

     "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 1.16(c) in violation of this Agreement or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a), 1.16 or 1.18, including, without limitation, as a result of any takeover of such Bank by any regulatory authority or agency.

     "Bankruptcy Code" shall have the meaning provided in Section 9.05.

     "Base Rate" shall mean, as determined by Wachovia Bank on a daily basis, the higher of (a) the Prime Lending Rate or (b) the sum of the Federal Funds Rate plus 1/2 of 1% per annum. With reference to clause
(a) above, the Borrower acknowledges that the rate thereunder is a reference rate only and does not necessarily represent Wachovia Bank's lowest or best rate actually charged to any customer, and Wachovia Bank may make commercial loans or other loans at rates of interest at, above or below such rate.

     "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Book Value" shall mean, at any time, the aggregate value of all assets of the REIT and its Subsidiaries, as reflected on the consolidated balance sheet of the REIT and its Subsidiaries in accordance with GAAP.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrowing" shall mean the borrowing of one Type of Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

     "Borrowing Base" shall mean, as of any date of determination, the amount determined by the Administrative Agent to be equal to the sum of the Borrowing Base Amounts in respect of all Borrowing Base Properties as of such date of determination.

     "Borrowing Base Amount" shall mean, as of any date of determination, with respect to any Borrowing Base Property, the lesser of (i) 50% of the Appraised Value of such Borrowing Base Property and (ii) 60% of the Market Value of such Borrowing Base Property.

     "Borrowing Base Certificate" shall mean a certificate signed by an Authorized Financial Officer of the Borrower in the form of Exhibit L.

     "Borrowing Base Guarantor" shall mean the guarantor under a Borrowing Base Guaranty.

     "Borrowing Base Guaranty" shall mean a guaranty in form and substance satisfactory to the Administrative Agent of the obligations of an Operating Lessee under an Operating Lease, provided by an Eligible Guarantor.

     "Borrowing Base Income" shall have the meaning provided in Section
7.11(b).

     "Borrowing Base LTV" shall mean, as of any date, the ratio of the outstanding principal balance of Loans to the aggregate Market Value of all Borrowing Base Properties.

     "Borrowing Base Property" shall mean each Qualified Property that is included in the Borrowing Base, all of which are described in
Schedule III.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

     "Calculation Period" shall mean the period of four consecutive fiscal quarters last ended before the date of the respective event or incurrence which requires calculations to be made on a Pro Forma Basis.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

     "Capitalized Lease Obligations" shall mean, with respect to any person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

"Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S.
dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through
(iv) above.

     "Casualty Event" shall mean any loss, physical destruction, damage or similar event with respect to any Borrowing Base Property or any portion thereof.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.CA. 9601 et seq.

     "Change of Control" shall mean (i) any Person or "group" (within the meaning of rules 13d-3 or 13d-5 under the Exchange Act (as in effect on the Effective Date)) shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of the REIT or (B) have obtained power (whether or not exercised) to elect a majority of the trustees of the REIT, (ii) the Board of Trustees of the REIT shall cease to consist of a majority of Continuing Trustees or (iii) the failure of the REIT or a wholly-owned Subsidiary of the REIT to be the sole general partner of the Borrower.

     "Claims" shall have the meaning provided in the definition of "Environmental Claims."

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge and Security Agreement Collateral, all Security Agreement Collateral and all Borrowing Base Properties.

     "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

      "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Sections 2.02, 2.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 12.04(b).

     "Completion Certificate" shall mean a certificate of an architect or engineer substantially in the form of Exhibit R, delivered to the Administrative Agent pursuant to Section 7.16(f).

     "CON" shall have the meaning set forth in Section 6.14(b).

     "Condemnation Proceeds" shall mean all compensation, awards, damages, rights of action and proceeds awarded to any Credit Party or any of its Subsidiaries by reason of any Taking at a Borrowing Base Property.

     "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

     "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of the REIT and its Subsidiaries at such time as determined on a consolidated basis, excluding the Indebtedness of any Unconsolidated Subsidiary.

     "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the REIT and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the REIT and its Subsidiaries representing the interest factor for such period, in each case excluding the interest expense and Capitalized Lease Obligations of any Unconsolidated Subsidiary.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the REIT and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that in determining Consolidated Net Income, (i) the net income of any other Person which is not a Subsidiary of the REIT or is accounted for by the REIT by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to the REIT or a Subsidiary thereof during such period, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary and (iv) the net income
(or loss) of any Unconsolidated Subsidiary shall be excluded.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Trustees" shall mean the Trustees of the REIT on the Effective Date and each other Trustee, if such other Trustee's nomination for election to the Board of Trustees of the REIT is recommended by a majority of the then Continuing Trustees or is recommended by a committee of the Board of Trustees a majority of which is composed of the then Continuing Trustees.

     "Control Agreement" shall mean a Control Agreement, in form and substance satisfactory to the Administrative Agent, with respect to the perfection of security interests granted pursuant to any of the Credit Documents in a deposit account or investment account.

     "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and each Guaranty.

     "Credit Parties" shall mean the REIT, the Borrower and each Subsidiary Guarantor.

     "Creditors" shall mean and include the Administrative Agent, the Collateral Agent and each Bank, and their respective successors and assigns.

      "Debt Agreements" shall mean all agreements evidencing or relating to all Existing Indebtedness of the REIT or any of its Subsidiaries.

     "Debtor" shall mean any of (i) the REIT, (ii) the Borrower, (iii) the Subsidiary Guarantors, (iii) a Borrowing Base Guarantor and (iv) any Subsidiary of the REIT or the Borrower (other than a Subsidiary Guarantor) that has incurred Indebtedness for which the REIT, the Borrower or a Subsidiary Guarantor is liable in whole or in part, contingently or otherwise.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

     "Determination Date" shall have the meaning provided in the definition of "Pro Forma Basis."

     "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its shareholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock, common shares of beneficial interest or other common equity interests of such Person) or cash to its shareholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock, shares of beneficial interest or any other equity interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock, shares of beneficial interest or other equity interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock, shares of beneficial interest or any partnership or member interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock, shares of beneficial interest or other equity interest). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any share appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "DOL" shall mean the U.S. Department of Labor.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Effective Date" shall have the meaning provided in Section 12.10.

     "Eligible Guarantor" shall mean Genesis Health Ventures, Inc. or another Person approved as such by the Required Banks.

     "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D under the Securities
Act).

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury to health, safety or the environment.

     "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, Hazardous Materials or employee health or safety relating to Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.CA. 2601 et seq.; the Clean Air Act, 42 U.S.CA. 7401 et seq.;
the Safe Drinking Water Act, 42 U.S.CA. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.CA. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.CA. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.CA. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.CA. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the REIT or any Subsidiary of the REIT would be deemed to be a "single employer" within the meaning of
Section 414(b),(c), (m) or (o) of the Code.

     "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Eurodollar Rate" shall mean (i) the rate determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for deposits in Dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on Telerate Screen 3740 or 3750 with maturities comparable to such Interest Period, determined as of 10:00
A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation
D (or any successor category of liabilities under Regulation D).

     "Event of Default" shall have the meaning provided in Section 9.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Excusable Delay" shall mean a delay due to acts of God, governmental restrictions, enemy actions, war, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of the REIT, any of its Subsidiaries or any Operating Lessee, but lack of funds shall not be deemed a cause beyond such reasonable control.

     "Existing Banks" shall have the meaning provided in the Recitals to this Agreement.

     "Existing Credit Agreement" shall have the meaning provided in the Recitals to this Agreement.

     "Existing Indebtedness" shall have the meaning provided in Section
6.22.

     "Existing Mortgage" shall mean the each existing mortgage encumbering a Borrowing Base Property pursuant to the Existing Credit Agreement.

     "Extension Request" shall have the meaning provided in Section
2.03(b).

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

     "Fixed Charges" shall mean, for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period plus
(ii) Lease Expense for such period plus (iii) Current Maturities of Funded Debt as of the end of such period. For purposes of the foregoing,
(x) "Lease Expense" means, for any period, the aggregate lease expense of the REIT and its Subsidiaries for such period (excluding any Capitalized Lease Obligations), (y) Current Maturities of Funded Debt means, as of any date, the aggregate amount of principal payments (including, without limitation, the portion of any Capitalized Lease Obligations allocable to amortization in accordance with GAAP) in respect of Funded Debt which are current liabilities as of such date and (z) Funded Debt means, as of any date, all Indebtedness of the REIT and its Subsidiaries that is not a current liability as of such date.

     "GAAP" shall have the meaning provided in Section 12.07(a).

     "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal of, and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, expenses, fees and interest thereon) of the Borrower to the Creditors now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower.

     "Guarantor" shall mean the REIT and each Subsidiary Guarantor.

     "Guaranty" shall mean the Parent Guaranty and the Subsidiaries
Guaranty.

     "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable
Environmental Law.

     "Improvements" shall mean all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Real Property, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

     "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v),
(vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (but if not assumed, then the amount of such Indebtedness shall be deemed to be the lesser of (x) the fair market value of the property of such Person subject to such Lien and (y) the amount of such Indebtedness (including principal, interest, fees and charges)) (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations and (vi) all Contingent Obligations of such Person.

     "Information Package" shall mean, with respect to each Borrowing Base Property, an information package consisting of (i) a description of such Borrowing Base Property, (ii) if available, management's discussion and analysis of such Borrowing Base Property, and discussing any improvements or changes to be made with respect thereto, (iii) if and to the extent the relevant Borrowing Base Property has been operational, historical financial information (which may be unaudited) for such Borrowing Base Property for at least the two full fiscal years most recently ended and the latest 12-month period ended with the last day of the fiscal quarter last ended (or such shorter period during which the related Property has been operational), (iv) projections for such Borrowing Base Property for the succeeding four years, (v) any investment memorandum prepared or used in connection with the acquisition of such Borrowing Base Property and (vi) any other information which the Borrower determines should be furnished so that the Information Package for such Borrowing Base Property is true and correct in all material respects and is not incomplete by omitting to state any fact necessary to make the information (taken as a whole) contained therein not misleading in any material respect.

     "Insurance Proceeds" shall mean all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Borrowing Base Property.

     "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

     "Interest Period" shall have the meaning provided in Section 1.09.

     "Investment" shall have the meaning provided in Section 8.05.

     "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

     "Legal Requirements" shall mean, with respect to each Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental
Laws) affecting such Property (or any part thereof) or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to the REIT or the Borrower, affecting such Property (or any part thereof), including, without limitation, any such covenants, agreements, restrictions and encumbrances which may (i) require repairs, modifications or alterations in or to such Property (or any part thereof), or (ii) in any material way limit the existing use and enjoyment thereof.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Limited Liability Company Interest" shall have the meaning provided in the Pledge and Security Agreement.

     "Loan" shall have the meaning provided in Section 1.01.

     "Loan Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time, provided that if the Loan Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Loan Percentages of the Banks shall be determined immediately prior (and without giving effect to) such termination.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Market Value" shall mean, with respect to any Borrowing Base Property at any time, the Administrative Agent's estimate of the current market value of such Borrowing Base Property based upon a capitalization of the Borrower Base Property's net operating income in accordance with the conditions set forth in Schedule VIII or such other method of analysis as the Administrative Agent and the Borrower shall agree upon; provided, however, that with respect to a Borrowing Base Property, the Market Value thereof shall not be deemed at any time to exceed the Appraised Value of such Borrowing Base Property. Whenever a Market Value determination is required hereunder, the Borrower and its Subsidiaries shall cooperate with the Administrative Agent in connection with its determination of such Market Value, including providing all information and documentation relating thereto reasonably requested by the Administrative Agent.

     "Maturity Date" shall have the meaning provided in Section 2.03(b).

     "Minimum Borrowing Amount" shall mean $50,000.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall mean the Existing Mortgage for each Borrowing Base Property (other than the Phillipsburg Property), as amended by the applicable Mortgage Amendment, and, in the case of the Phillipsburg Property, the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement in the form of the document attached as Exhibit I-2.

     "Mortgage Amendment shall have the meaning provided in Section
4.09(b).

     "Mortgage Assignment shall have the meaning provided in Section
4.09(b).

     "Mortgage Loan" shall mean each loan provided or purchased by the Borrower or one of its Subsidiaries that is secured by a senior living care property or medical office building (including the furniture, fixtures and equipment thereon, except for any furniture, fixtures and equipment which are owned by individual tenants).

     "Mortgage Policy" shall mean, with respect to each mortgage title insurance policy for a Borrowing Base Property issued in connection with the Existing Credit Agreement, an endorsement thereto required to be delivered pursuant to this Agreement.

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to Title IV of ERISA.

     "Net Insurance/Condemnation Proceeds" shall mean all Insurance proceeds on account of any Casualty Event at any Borrowing Base Property or all Condemnation Proceeds in respect of any Taking of any Borrowing Base Property, minus the reasonable cost, if any, of recovering such proceeds and of paying out such proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor.

     "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

     "Note" shall have the meaning provided in Section 1.05(a).

     "Notice of Borrowing" shall have the meaning provided in Section
1.03(a).

     "Notice of Conversion" shall have the meaning provided in Section
1.06.

     "Notice Office" shall mean the office of the Administrative Agent located at Wachovia Securities, Real Estate Debt Capital Markets, 301 South College, NC0172, Charlotte, North Carolina 28288, Attention: Rex
E. Rudy, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Operating Lease" shall mean a lease or sublease relating to all or substantially all of any Borrowing Base Property between the Borrower or any Subsidiary Guarantor, as lessor, and an Operating Lessee, as lessee, which Operating Lease shall be substantially in the form approved by, or otherwise satisfactory to, the Administrative Agent.

     "Operating Lessee" shall mean a lessee under an Operating Lease satisfactory to the Administrative Agent.

     "Original Lender" shall have the meaning provided in Section 7.18.

     "Parent Guarantor" shall mean the REIT.

    "Parent Guaranty" shall mean the guaranty of the Parent Guarantor pursuant to Section 13.

     "Participant" shall have the meaning provided in Section 1.16(a).

     "Partnership Interest" shall have the meaning provided in the Pledge and Security Agreement.

     "Payment Office" shall mean the office of the Administrative Agent located at Wachovia Securities, Real Estate Debt Capital Markets, 301 South College, NC0172, Charlotte, North Carolina 28288, Attention: Rex
E. Rudy, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Encumbrances" shall mean, with respect to any Borrowing Base Property, such exceptions to title as are set forth in the Mortgage Policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

     "Permitted Liens" shall have the meaning provided in Section 8.01.

     "Permitted Non-Recourse Indebtedness" shall mean, with respect to any Specified Subsidiary, Indebtedness incurred by such Specified Subsidiary pursuant to Section 8.04(viii) to (x) finance the purchase of (or assumed at the time of the purchase of) or to finance the renovation of a Property acquired pursuant to Section 8.02(ix) or
(y) to finance the provision or purchase of a Mortgage Loan pursuant to Section 8.02(ix), which Indebtedness (i) shall be secured only by such Property or Mortgage Loan, as the case may be, (ii) shall be made expressly non-recourse to the REIT, the Borrower and its other Subsidiaries (subject to customary carve-outs (as to the Specified Subsidiary only) for fraud, environmental matters, waste and other matters commonly excepted from non-recourse limitations in the current lending market) and (iii) shall have (A) a maturity date of at least two years beyond the Maturity Date, (B) an amortization schedule, if any, based upon a schedule of no less than 20 years and (C) a market rate of interest.

     "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Phillipsburg Property" shall mean the Borrowing Base Property located in Phillipsburg, New Jersey.

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the REIT or any of its Subsidiaries or ERISA Affiliates, and each such plan for the five-year period immediately following the latest date on which the REIT or any of its Subsidiaries or ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

     "Pledge and Security Agreement" shall have the meaning provided in
Section 4.07.

     "Pledge and Security Agreement Collateral" shall mean all "Collateral" as defined in the Pledge and Security Agreement.

     "Pledged Entity Notices" shall mean Partnership/Limited Liability Company Notices in the form of Annex C to the Pledge and Security
Agreement.

     "Pledged Limited Liability Company" shall have the meaning provided in the Pledge and Security Agreement.

     "Pledged Partnership Entity" shall have the meaning provided in the Pledge and Security Agreement.

     "Prime Lending Rate" shall mean the rate which Wachovia Bank announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending
Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wachovia Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Pro Forma Basis" shall mean, with respect to any incurrence of Indebtedness or acquisition of a Property or a Mortgage Loan (or the equity interest of the Person or Persons owning such Property or Mortgage Loan), the calculation of the consolidated results of the Borrower and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Indebtedness or acquisition (and all other Indebtedness incurred or other such acquisition effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

          (i) pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of the Calculation Period and prior to the date of determination, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the date of determination and (3) any Indebtedness to be incurred on the date of determination, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

          (ii) with respect to each Property or Mortgage Loan acquired within one year before the respective Determination Date, and in addition to any Indebtedness actually incurred and required to be included pursuant to the other clauses of this definition, it shall be assumed (unless the respective Property or Mortgage Loan has been sold) either (A) that Loans in an amount equal to the remainder of
     (x) the aggregate amount of costs to acquire such Property or Mortgage Loan less (y) the amount of Loans theretofore actually incurred for such purposes on and after the date of the respective acquisition of such Property or Mortgage Loan, had also been incurred and were outstanding from the first day of the respective Calculation Period or (ii) that Capital Expenditures had been made under Section
     8.07 in the amount of Loans referred to in the preceding clause (i) during such period (and that such Capital Expenditures were not funded with Indebtedness), with the Borrower to indicate which assumption it has used in making such calculations;

          (iii) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period;

          (iv) except as provided in the preceding clause (ii), there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the date of determination; and

          (v) pro forma effect shall be given to all sales and acquisitions of Properties and Mortgage Loans (by excluding or including, as the case may be, the historical financial results for the respective Properties and Mortgage Loans) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period.

     "Projections" shall have the meaning provided in Section 6.05(d).

     "Property" shall mean each senior living care property or medical office building owned or ground leased by the Borrower or any of its Subsidiaries (including the furniture, fixtures and equipment thereon, except for any furniture, fixtures and equipment which are owned by individual tenants).

     "Qualified Property" shall mean any Property which the Administrative Agent has determined in its sole discretion meets the following requirements at the time of determination: (i) the Property is operating as a senior housing facility, (ii) the Property is currently open for business and operating, (iii) the Property is at least 70% occupied, (iv) the Property is leased by a Subsidiary Guarantor pursuant to an Operating Lease in which the Operating Lessee's obligations are guaranteed by the Eligible Guarantor, (v) insurance is maintained with respect to such Property in accordance with this Agreement and otherwise as Administrative Agent reasonably finds acceptable, and (vi) rental payments under the Operating Lease are not more than 30 days past due.

     "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. 6901 et seq.

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Register" shall have the meaning provided in Section 12.16.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "REIT" shall have the meaning provided in the first paragraph of this Agreement.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Single Employer Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, ..25, .27 or .28 of PBGC Regulation Section 4043.

     "Required Banks" shall mean Non-Defaulting Banks the sum of whose Commitments (or after the termination thereof, outstanding Loans) represent an amount greater than 50% of the Total Commitment (less the Commitments of Defaulting Banks) (or after the termination thereof, the then total outstanding Loans of Non-Defaulting Banks).

     "Reserve Account" shall have the meaning provided in Section 7.11(a).

     "Restoration" shall mean the repair, restoration (including demolition), replacement and rebuilding of all or any portion of a Property (or the Improvement thereof) following the destruction, damage, loss or Taking thereof. The term "Restore" used as a verb has a corresponding meaning.

     "Returns" shall have the meaning provided in Section 6.09.

     "S&P" shall mean Standard & Poor's Ratings Services.

     "SEC" shall have the meaning provided in Section 7.01(h).

     "Section 3.04(b)(ii) Certificate" shall have the meaning provided in Section 3.04(b).

     "Secured Creditors" shall have the meaning provided in the respective Security Documents.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement" shall have the meaning provided in Section
4.07.

     "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

     "Security Documents" shall mean the Pledge and Security Agreement, the Security Agreement and each of the Mortgages.

     "Single Employer Plan" shall have the meaning set forth in Section
6.10.

     "Special Mandatory Repayment Event" shall mean the occurrence of any
of the following in respect of a Borrowing Base Property:	(i) except as
otherwise permitted pursuant to Section 7.13, any Operating Lease or any material provision thereof shall cease to be in full force and effect or any party thereto shall deny or disaffirm its material obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto after the expiration of any applicable cure period; (ii) any ground lease with respect to any Borrowing Base
Property which is a Leasehold shall cease to be in full force and effect or any party thereto shall deny or disaffirm any of its material obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto after the expiration of any applicable cure period; (iii) any Borrowing Base Guaranty shall cease to be in full force or effect as to the Eligible Guarantor thereunder, or any Eligible Guarantor or Person acting by or on behalf of such Eligible Guarantor shall deny or disaffirm such Eligible Guarantor's obligations under the relevant Borrowing Base Guaranty, or any Eligible Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the relevant Borrowing Base Guaranty and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Borrowing Base Guaranty; or (iv) any breach by the REIT or any of its Subsidiaries of the provisions of Section .7.13.

     "Specified Subsidiary" shall mean any Subsidiary of the Borrower (other than any Subsidiary Guarantor) so long as such Subsidiary has no material assets other than the Property or Mortgage Loan to be financed with Permitted Non-Recourse Indebtedness incurred (or assumed) pursuant to Section 8.04(viii).

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower that owns or leases a Borrowing Base Property and/or owns directly or indirectly an equity interest in a Subsidiary that owns or leases a Borrowing Base Property.

     "Subsidiaries Guaranty" shall have the meaning provided in Section
4.08.

     "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%."

     "Taking" shall mean the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of any Borrowing Base Property or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain. The term "Taken" used as a verb has a correlative meaning.

     "Tangible Net Worth" shall mean, as of any date of determination, the consolidated net worth of the REIT and its Subsidiaries at such time, determined in accordance with GAAP, less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trade marks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in subsidiaries over equity in underlying net assets at dates of acquisition.

     "Taxes" shall have the meaning provided in Section 3.04(a).

     "Test Period" shall mean the four consecutive fiscal quarters of the REIT then last ended, in each case taken as one accounting period.

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

     "Treasury Regulation" shall mean regulations promulgated under the Code.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "Unconsolidated Subsidiary" shall mean each of the entities listed in Schedule X.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by such Plan's actuary in the most recent annual valuation of such Plan.

"United States" and "U.S." shall each mean the United States of America.

     "Wachovia Bank" shall mean Wachovia Bank, National Association, a national banking association.

     "Work" shall have the meaning provided in Section 7.16(f).

                               ARTICLE XI
                        THE ADMINISTRATIVE AGENT

     Section 11.01 Appointment. The Banks hereby designate Wachovia Bank, as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include Wachovia Bank in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates. Without limiting the generality of the preceding sentence and notwithstanding the provisions of Section 11.09, Wachovia Bank, in its capacity as Administrative Agent and Collateral Agent, shall have the right upon notice to the Borrower and the Banks, to transfer and assign all of its rights, duties and obligations as Administrative
Agent and Collateral Agent hereunder and under the other Credit
Documents to any of its Affiliates.

     Section 11.02 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     Section 11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Credit
Party and each of their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party and each of its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Credit Party or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Credit Party or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     Section 11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks or, if required by
Section 12.12, the Supermajority Banks or all of the Banks, as the case may be; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks or, if required by Section 12.12, the Supermajority Banks or all of the Banks, as the case may be.

     Section 11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

     Section 11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

     Section 11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

    Section 11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     Section 11.09 Resignation by the Administrative Agent; Removal of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

     (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

     (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 35th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

     (e) In addition, the Required Banks shall have the right to remove the Administrative Agent and appoint a successor Administrative Agent who shall be a commercial bank or trust company reasonably acceptable to the Borrower in the event that the Administrative Agent has been grossly negligent or has engaged in willful misconduct in performing its functions and duties under this Agreement or any other Credit Document.

                              ARTICLE XII
                             MISCELLANEOUS

     Section 12.01 Payment of Expenses, etc. The Borrower agrees that it shall: (i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of McGuireWoods LLP, local counsel and due diligence, environmental, engineering, real estate and insurance independent consultants retained by the Administrative Agent) in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent, each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not such Agent, any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real

Property owned or at any time operated by the REIT or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the REIT or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the REIT, any of its Subsidiaries or any Real Property owned or at any time operated by the REIT or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     Section 12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 12.02, no Bank shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Banks so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Banks and may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

     Section 12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to the REIT, at the REIT's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II; and if to the Administrative

Agent, at the Notice Office; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

     Section 12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or
Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

     (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new
Notes will be issued to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05
(with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be),
(iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above
(which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.16. The Administrative Agent will promptly give the Borrower notice of any assignment to an Eligible Transferee pursuant to clause (y) of the first sentence of this Section 12.04(b), although the failure to give any such notice shall not affect such assignment or result in any liability by the Administrative Agent. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a
Section 3.04(b)(ii) Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

     Section 12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any
Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

     Section 12.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

     Section 12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks) ("GAAP").

     (b) All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or other fees are payable.

     Section 12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION;
VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR
OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE REIT AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF
ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE REIT AND THE BORROWER HEREBY
FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF THE REIT AND THE BORROWER FURTHER
IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER
SUCH MAILING.  EACH OF THE REIT AND THE BORROWER HEREBY
IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER
CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE
LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

     (b) EACH OF THE REIT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     Section 12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the REIT, the Borrower, the Administrative Agent and each of the Banks set forth on Schedule I shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing) or written notice at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 4 are met to the satisfaction of the Administrative Agent and the Required Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 4). The Administrative Agent will give the REIT, the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

     Section 12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 12.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with the term "Bank" meaning each Bank having Obligations being directly affected thereby in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) release the REIT from its obligations under the Parent Guaranty, (iv) amend, modify or waive any provision of this Section 12.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Loans are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (A) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of the Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (B) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent, (D) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (E) without the consent of the Supermajority Banks, (i) amend or modify the definition of Supermajority Banks, (ii) amend or modify any provision of the Agreement which would permit the REIT or any of its Subsidiaries to pay additional Dividends to, or make additional Investments in or to, any of its other Subsidiaries, (iii) release any Subsidiary Guarantor from its obligations under the Subsidiaries Guaranty (in each case, except as expressly provided in the Credit Documents) or (iv) release any Borrowing Base Property from the Liens created by the respective Mortgage (except as expressly provided in the Credit Documents).

     Section 12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 3.04, 12.01 and 12.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

     Section 12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under
Section 1.10, 1.11, or 3.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

     Section 12.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.15, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if such Bank or such Bank's holding or parent company in its reasonable good faith discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank) any information with respect to any Credit Party or any of its Subsidiaries which has been, is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Party to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees with such Bank to be subject to the provisions of this Section 12.15(a).

     (b) The REIT and the Borrower hereby acknowledge and agree that each Bank may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section
12.15 to the same extent as such Bank), it being understood that for purposes of this Section 12.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Bank as well as any direct or indirect Subsidiary of such holding company.

     Section 12.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16, provided that the Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense which resulted solely from the gross negligence or willful misconduct of the Administrative Agent.

     Section 12.17 Commercial Loan Transactions. Each of the Banks acknowledges that the making of its Loans and the issuance by the Borrower of a Note to such Bank are in the nature of a commercial loan transaction, and that no such Bank shall assert that such actions are a securities transaction regulated under the Exchange
Act, the Securities Act or any other Federal or state securities laws, it being understood that nothing in this Section 12.17 shall limit the rights of the Banks pursuant to Section 12.04.

     Section 12.18 Servicing of Loans. The Administrative Agent may, in its sole discretion, determine to designate and appoint a servicer to service the Loans pursuant to a loan servicing agreement in form and substance satisfactory to Administrative Agent. In connection with such designation and appointment, the Administrative Agent may, in its sole discretion, delegate some or all of its rights and obligations under the Credit Documents to such servicer pursuant to the loan servicing agreement. The Borrower hereby irrevocably consents to such designation and appointment of a servicer and any such delegation to such servicer of some or all of the Administrative Agent's rights and obligations under the Credit Documents.

                              ARTICLE XIII
                            PARENT GUARANTY

     Section 13.01 The Guaranty. In order to induce the Administrative Agent and the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Parent Guarantor from the proceeds of the Loans, the Parent
Guarantor hereby agrees with the Administrative Agent and the Banks as follows: the Parent Guarantor hereby absolutely, unconditionally and irrevocably, guarantees as primary obligor and not merely as surety all of the Guaranteed Obligations of the Borrower to each Creditor. If any or all of the Guaranteed Obligations becomes due and payable hereunder, the Parent Guarantor absolutely, unconditionally and irrevocably promises to pay such indebtedness to the Creditors or order, on demand, together with any and all reasonable expenses which may be incurred by the Creditors in collecting any of the Guaranteed Obligations. This Parent Guaranty shall constitute a guaranty of payment, and not of collection.

     Section 13.02 Bankruptcy. Additionally, the Parent Guarantor, absolutely, unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 9.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

     Section 13.03 Nature of Liability. The liability of the Parent Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by the Parent Guarantor, any other guarantor or by any other party, and the liability of the Parent Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking except to the extent that such payment actually results in a permanent reduction of the Guaranteed Obligations, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Creditor on the indebtedness which such Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     Section 13.04 Independent Obligation. The obligations of the Parent Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Parent Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent Guarantor.

     Section 13.05 Authorization. The Parent Guarantor authorizes the Administrative Agent and the other Creditors without notice or demand or consent (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

     (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

     (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or any other Person or otherwise act or refrain from acting;

     (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Creditors, provided that the Creditors will not, without the prior written consent of the Parent Guarantor, contractually subordinate the payment of all or any part of the Guaranteed Obligations to any other creditor or creditors of the Borrower, provided further that if any consent required by the immediately preceding proviso is not obtained and contractual subordination as described therein is agreed to, then (x) any part of the Guaranteed Obligations not so subordinated will continue to be entitled to the full benefits of this Parent Guaranty and
(y) with respect to any part of the Guaranteed Obligations so contractually subordinated, the Parent Guarantor will be relieved of its obligations hereunder only to the extent each establishes that it has been actually damaged by such contractual subordination;

     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

     (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

     (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent Guarantor from its liabilities under this Section 13.

     Section 13.06 Reliance. It is not necessary for the Administrative Agent or the other Creditors to inquire into the capacity or powers of the Borrower or any other Credit Party or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     Section 13.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to the Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Administrative Agent and the other Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Parent Guarantor shall be collected, enforced and received by the Parent Guarantor for the benefit of the Creditors and be paid over to the Administrative Agent on behalf of the Creditors on account of the Guaranteed Obligations of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of the Parent Guarantor under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent Guarantor of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to the Parent Guarantor, the Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Parent Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all Guaranteed Obligations have been paid in full in cash (it being understood that the Parent Guarantor is not waiving any right of subrogation that it may otherwise have but is only waiving the exercise thereof as provided above).

     Section 13.08 Waiver. (a) The Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the other Creditors to (i) proceed against the Borrower, any other guarantor or any other party,
(ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the other Creditors' power whatsoever. The Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, the Parent Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and the other Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the other Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Parent Guarantor waives any defense arising out of any such election by the Administrative Agent and the other Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent Guarantor against the Borrower or any other party or any security.

     (b) The Parent Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the other Creditors shall have no duty to advise the Parent Guarantor of information known to them regarding such circumstances or risks.

     The Parent Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     Section 13.09 Nature of Liability. It is the desire and intent of the Parent Guarantor and the Creditors that this Parent Guaranty shall be enforced against the Parent Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Parent Guarantor under this Parent Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and the Parent Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

[AMENDED AND RESTATED CREDIT AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                               ELDERTRUST

101 East State Street                  By: /s/ Lee McCreary, Jr.
Suite 100                                 ------------------------
Kennett Square                         Name:  D. Lee McCreary, Jr.
Pennsylvania 19348                     Title: President and CEO
ELDERTRUST

Address:                               ELDERTRUST OPERATING LIMITED
                                       PARTNERSHIP

101 East State Street Street           By: /s/ Lee McCreary, Jr.
Suite 100                                 ------------------------
Kennett Square                         Name:  D. Lee McCreary, Jr.
Pennsylvania 19348                     Title: President and CEO
ELDERTRUST OPERATING LIMITED
PARTNERSHIP


Address:                               WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as a Bank and as
                                       Administrative Agent

Wachovia Securities                    By:  /S/ RANDY MATTHEWS
Real Estate Debt Capital Markets          ------------------------
301 South College, NC0172              Name: Randy Matthews
Charlotte, North Carolina  28288       Title:
Attention:  Rex E. Rudy


                                  S-1


                                                         SCHEDULE I
                              COMMITMENTS

Bank                                               Commitment

Wachovia Bank, National Association                $7,500,000

            TOTAL:                                 $7,500,000





                                                        SCHEDULE II

                            BANK ADDRESSES

Bank                                     Address

Wachovia Bank, National Association      Wachovia Securities
                                         Real Estate Debt Capital Markets
                                         301 South College, NC0172
                                         Charlotte, North Carolina  28288
                                         Attn:  Rex E. Rudy


                                                     SCHEDULE III

                          BORROWING BASE PROPERTIES

Name                   Owner                           City/State

Berkshire Commons    ET Sub-Berkshire Limited        Berks County, PA
                        Partnership

Heritage Woods       ET Sub-Heritage Woods, L.L.C.   Hampden County, MA

Lehigh Commons       ET Sub-Lehigh Limited           Lehigh County, PA
                        Partnership

Phillipsburg         ET Sub-Phillipsburg I, LLC      Warren County, NJ

Rittenhouse          ET Sub-Rittenhouse Limited      Philadelphia, PA
                        Partnership, L.L.P.

Sanatoga Court       ET Sub-Sanatoga Limited         Montgomery Co., PA
                        Partnership

Willowbrook          ET Sub-Willowbrook Limited      Lackawanna Co., PA
                        Partnership, L.L.P.



                                                          SCHEDULE IV

                              SUBSIDIARIES

Subsidiary                        Owner                 Percentage Owned


ET GENPAR, L.L.C.                 Borrower                 100%
ET Sub-Phillipsburg I, L.L.C.     Borrower                 100%
ET Sub-Windsor I, L.L.C.          Borrower                 100%
ET Sub-Windsor II, L.L.C.         Borrower                 100%
ET Sub-SMOB, L.L.C.               Borrower                 100%

ET Sub-Lopatcong, L.L.C.          Borrower                 100%
ET Sub-Heritage Woods, L.L.C.     Borrower                 100%
ET Sub-Pleasant View, L.L.C.      Borrower                 100%
ET Sub-Lacey I, L.L.C.            Borrower                 100%
ET Sub-Willowbrook Limited        Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET Genpar, L.L.C.          0.1% (GP)



ET Sub-Riverview Ridge Limited    Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET Genpar, L.L.C.          0.1% (GP)
ET Sub-Highgate, L.P.             Borrower                  99.9% (LP)
                                  ET Genpar, L.L.C.          0.1% (GP)
ET Sub-Woodbridge, L.P.           Borrower                  99.9% (LP)
                                  ET Genpar, L.L.C.          0.1% (GP)
ET Sub-Rittenhouse Limited        Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET Genpar, L.L.C.          0.1% (GP)
ET Sub-Wayne I Limited            Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET Wayne Finance,L.L.C.    0.1% (GP)

ET Sub-Belvedere Limited          Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET Belvedere Finance,      0.1% (GP)
                                    L.L.C.
ET Sub-Pennsburg Manor            Borrower                  99.9% (LP)
   Limited Partnership, L.L.P.    ET Pennsburg Finance,      0.1% (GP)
                                    L.L.C.
ET Sub-Silverlake Limited         Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET Genpar, L.L.C.          0.1% (GP)
ET Sub-POB I Limited              Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET POBI Finance, L.L.C.    0.1% (GP)




Subsidiary                        Owner                 Percentage Owned

ET Sub-DCMH Limited               Borrower                  99.9% (LP)
   Partnership, L.L.P.            ET DCMH Finance, L.L.C.    0.1% (GP)
ET Sub-Vernon Court, L.L.C.       Borrower                  99.0%
                                                       (Member)
                                  Vernon ALF, L.L.C.         1.0%
                                                       (Managing Member)
ET Sub-Heritage Andover,          Borrower                 100%
   L.L.C.
ET Sub-Cabot Park, L.L.C.         Borrower                  99.0%
                                                       (Member)
                                  Cabot ALF, L.L.C.          1.0%
                                                       (Managing Member)
ET Sub-Cleveland Circle, L.L.C.   Borrower                  99.0%
                                                       (Member)
                                  Cleveland ALF,             1.0%
                                    L.L.C.             (Managing Member)
ET Sub-Meridian Limited           Borrower                  99.0% (LP)
   Partnership, L.L.P.            Toughkenamon, L.L.C.       1.0% (GP)
ET Capital Corp                   Borrower                  95.0%
                                                       (Equity)
                                  D. Lee McCreary, Jr.       5.0%
                                                       (Voting)
ET Capital Corp. II               Borrower                 100%
ET Belvedere Finance, L.L.C       Borrower                 100%
ET DCMH Finance, L.L.C.           Borrower                 100%
ET Pennsburg Finance, L.L.C.      Borrower                 100%
ET POB I Finance, L.L.C           Borrower                 100%
ET Wayne I Finance, L.L.C.        Borrower                 100%
ET Sub-Berkshire Limited          Borrower                  99.0% (LP)
   Partnership                    ET Berkshire, LLC          1.0% (GP)
ET Berkshire, LLC                 Borrower                 100%
ET Sub-Lehigh Limited             Borrower                  99.0% (LP)
   Partnership                    ET Lehigh, LLC             1.0% (GP)

ET Lehigh, LLC                    Borrower                 100%
ET Sub-Sanatoga Limited           Borrower                  99.0% (LP)
   Partnership                    ET Sanatoga, LLC           1.0% (GP)
ET Sanatoga, LLC                  Borrower                 100%
ET SMOB Finance, Inc.             ElderTrust               100%
ET Lopatcong Finance, Inc.        ElderTrust               100%



ET Pleasant View Finance, Inc.    ElderTrust               100%
ET Wayne Finance, Inc.            ElderTrust               100%
ET Belvedere Finance, Inc.        ElderTrust               100%




Subsidiary                        Owner                 Percentage Owned

ET Pennsburg Finance, Inc.        ElderTrust               100%
ET POBI Finance, Inc.             ElderTrust               100%
ET DCMH Finance, Inc.             ElderTrust               100%
ET Heritage Andover Finance,Inc.  ElderTrust               100%



                                                           SCHEDULE V
                              INDEBTEDNESS

                                                    Aggregate Principal
                                                      Amount as of the
Borrower                       Guarantor(s)            Effective Date
--------                       ------------         -------------------

ET Sub-Woodbridge, L.P.        REIT                     $ 9,670,000

ET Sub-Highgate, L.P.          REIT                     $ 9,255,000

ET Sub-Belvedere Limited
   Partnership, L.L.P.         Limited Guaranty (2)     $18,341,459

ET Sub-Lacey I, L.L.C.         Borrower                 $   460,464

ET Sub-Riverview Ridge
   Limited Partnership,
   L.L.P. (1)                  Borrower                 $ 2,498,015

ET Sub-Wayne I Limited
   Partnership, L.L.P.         Limited Guaranty (2)     $ 4,600,000

ET Sub-Pennsburg Manor
   Limited Partnership,
   L.L.P.                      Limited Guaranty (2)     $14,900,000

ET Sub-Lopatcong, L.L.C.(1)    Limited Guaranty (2)     $10,500,000

ET Sub-DCMH Limited
   Partnership, L.L.P.         Limited Guaranty (2)     $ 5,670,823

ET Sub-POB I Limited
   Partnership, L.L.P.         Limited Guaranty (2)     $ 2,499,416

ET Sub-Pleasant View,
   L.L.C. (1)                  Limited Guaranty (2)     $ 3,764,943

ET Sub-SMOB, L.L.C.            Limited Guaranty (2)     $ 1,012,976

ET Sub-Heritage Andover,
   L.L.C. (1)                  Limited Guaranty (2)     $ 8,466,296

ET Sub-Vernon Court, L.L.C.    N/A                      $13,030,492

ET Sub-Cabot Park, L.L.C.      N/A                      $12,029,693

ET Sub-Cleveland Circle,
   L.L.C.                      N/A                      $10,683,209

ET Sub-Meridian Limited
   Partnership, L.L.P.         N/A                      $65,155,409
(Capital Lease Obligation)

ET Sub-Meridian Limited
   Partnership, L.L.P.         N/A                      $12,292,424



(1) The Company believes it is in default on these loans for failure to meet certain technical requirements, including property information requirements and the bankruptcy filing by Genesis. However, the Company has not been notified in any form by the lenders that the Company is in default.
(2) ElderTrust Operating Limited Partnership has executed a limited guarantee of non-recourse carve-outs.



                                                       SCHEDULE VI

                                INSURANCE

The Borrower will maintain, at a minimum, the following insurance:

Type of Insurance                             Limits

A.   Property
     "All-Risk" property insurance for       Replacement Cost
      physical damage to real and
      personal property, including
         a)  coverage for the peril          As provided in Section 7.03
      of flood to the extent available       of the Credit Agreement
      under the National Flood
      Insurance
         b)  coverage for the peril          As provided in Section 7.03
      of earthquake                          (iv) of the Credit Agreement
         c)  business interruption           Actual Loss Sustained basis
      insurance for a period of not less
      than eighteen months
B.    General Liability including            $1,000,000 per occurrence,
      Automobile                             $2,000,000 aggregate annual
                                             amount and
C.    Umbrella liability                     $100,000,000 per occurrence
D.    Workers Compensation                   Statutory



                                                          SCHEDULE VII

                              EXISTING LIENS

                                  None.



                                                        SCHEDULE VIII

                        REQUIREMENTS FOR DETERMINING
                                MARKET VALUE


The market value of a Borrowing Base Property shall be determined base on the capitalized adjusted net operating income of such Borrowing Base Property. The adjusted net operating income is the net operating income of such Borrowing Base Property for the fiscal quarter most recently ended, as reasonably determined by the Administrative Agent based on the quarterly report provided to the Administrative Agent pursuant to the Credit Agreement, annualized, less Reserves, divided by the Capitalization Rate. The Reserves are defined to be $300 per bed per annum. The Capitalization Rate is defined as 11.5%.



                                                          SCHEDULE IX


                                 LITIGATION


ET Capital Corp.

In May 2001, ET Capital Corp. was named as a third party defendant in a complaint filed against Genesis. The complaint was filed by several not -for-profit entities, including AGE, who own skilled nursing facilities that were formerly managed by Genesis. The third party complaints arise from a lawsuit filed by Genesis seeking payment from AGE of various management fees allegedly owed Genesis by AGE. In its third party complaint, AGE asserts, among other things, that by acquiring loans from Genesis secured by second mortgage liens on properties owned by the AGE Institute of Florida, ET Capital joined with Genesis in an effort to defraud AGE. ET Capital believes that the complaint is without merit and intends to vigorously defend its position.





                                                         SCHEDULE X

                        UNCONSOLIDATED SUBSIDIARIES

ET Sub-Cabot Park, L.L.C.

ET Sub-Cleveland Circle, L.L.C.

ET Sub-Meridian Limited
   Partnership, L.L.P.
 (Capital Lease Obligation)

ET Sub-Meridian Limited
   Partnership, L.L.P.